As filed with the Securities and Exchange Commission on April 28, 2016

Registration No. 333-195027

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED STATES COMMODITY INDEX FUNDS TRUST
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	27-1537655
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600	Carolyn M. Yu 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
James M. Cain, Esq.
Sutherland Asbill & Brennan LLP
700 Sixth Street, N.W., Suite 700
Washington, DC 20001-3980
202.383.0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-195027

PROSPECTUS

United States Copper Index Fund

29,799,960 Shares

*Principal U.S. Listing Exchange: NYSE Arca, Inc.

The United States Copper Index Fund (“CPER”), a series of the United States Commodity Index Funds Trust, is an exchange traded fund that issues shares that trade on the NYSE Arca stock exchange (“NYSE Arca”). The investment objective of CPER is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Copper Index Total ReturnSM (the “SCI”), less CPER’s expenses. The SCI is designed to reflect the performance of the investment returns from a portfolio of copper futures contracts. The SCI is owned and maintained by SummerHaven Index Management, LLC (“SHIM”) and calculated and published by the NYSE Arca. CPER pays its sponsor, United States Commodity Funds LLC (“USCF”), a limited liability company, a management fee and incurs operating costs. The address of both USCF and CPER is 1999 Harrison Street, Suite 1530, Oakland, CA 94612. The telephone number for both USCF and CPER is 510.522.9600. Currently, USCF employs SummerHaven Investment Management, LLC (“SummerHaven”), a limited liability company, as a commodity trading advisor to CPER. SummerHaven is located at 1266 E. Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902. SummerHaven’s telephone number is 203.352.2700. In order for a hypothetical investment in shares to breakeven over the next 12 months, assuming a selling price of $14.53 (the net asset value as of March 31, 2016), the investment would have to generate 0.72% return or $0.11. The amount for this breakeven analysis takes into account a fee waiver, which USCF may terminate at any time in its discretion. Please see page 33 for more information.

CPER is an exchange traded fund. This means that most investors who decide to buy or sell shares of CPER place their trade orders through their brokers and may incur customary brokerage commissions and charges. Shares of CPER trade on the NYSE Arca under the ticker symbol “CPER” and are bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares trade on the NYSE Arca after they are initially purchased by “Authorized Participants,” institutional firms that purchase shares in blocks of 50,000 shares called “baskets” through CPER’s marketing agent, ALPS Distributors, Inc. (the “Marketing Agent”). The price of a basket is equal to the NAV of 50,000 shares on the day that the order to purchase the basket is accepted by the Marketing Agent. The NAV per share is calculated by taking the current market value of CPER’s total assets (after close of NYSE Arca) subtracting any liabilities and dividing that total by the total number of outstanding shares. The offering of CPER’s shares is a “best efforts” offering, which means that neither the Marketing Agent nor any Authorized Participant is required to purchase a specific number or dollar amount of shares. USCF pays the Marketing Agent a marketing fee consisting of a fixed annual amount plus an incentive fee based on the amount of shares sold. Authorized Participants will not receive from CPER, USCF or any of their affiliates any fee or other compensation in connection with the sale of shares. Aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering of shares will not exceed ten percent (10%) of the gross proceeds of the offering.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the market value of the underlying copper futures contracts in which CPER invests due to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the SCI that serves as CPER’s investment benchmark. Investing in CPER involves risks similar to those involved with an investment directly in the copper market, the correlation risk described above, and other significant risks. See “Risk Factors Involved with an Investment in CPER” beginning on page 4.

The offering of CPER’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for CPER are available or practicable. CPER is not a mutual fund registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under such Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CPER is a commodity pool and USCF is a commodity pool operator subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodities Exchange Act (“CEA”).

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this prospectus is            , 2016.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 32 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 33.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 4.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

i

ii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about CPER and its shares, it does not contain or summarize all of the information about CPER and its shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in CPER” beginning on page 4, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

The Trust and CPER

The United States Commodity Index Funds Trust (the “Trust”) is a Delaware statutory trust formed on December 21, 2009. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act and is organized into three separate series (each series, a “Fund” and collectively, the “Funds”). The United States Copper Index Fund (“CPER”) formed on November 26, 2010, is a series of the Trust. CPER is a commodity pool that continuously issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca stock exchange (“NYSE Arca”). The Trust and CPER operate pursuant to the Trust’s Third Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of March 22, 2013. Wilmington Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust and CPER are managed and controlled by USCF. USCF is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

CPER’s Investment Objective and Strategy

The investment objective of CPER is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Copper Index Total ReturnSM (the “SCI”), less CPER’s expenses.

What is the “SummerHaven Copper Index Total Return”?

The SCI is designed to reflect the performance of the investment returns from a portfolio of copper futures contracts on the COMEX exchange. The SCI is owned and maintained by SummerHaven Index Management, LLC (“SHIM”) and calculated and published by the NYSE Arca. The SCI is comprised of either two or three Eligible Copper Futures Contracts that are selected on a monthly basis based on quantitative formulas relating to the prices of the Eligible Copper Futures Contracts developed by SHIM. The Eligible Copper Futures Contracts that at any given time make up the SCI are referred to herein as “Benchmark Component Copper Futures Contracts.”

CPER seeks to achieve its investment objective by investing to the fullest extent possible in the Benchmark Component Copper Futures Contracts. Then, if constrained by regulatory requirements or in view of market conditions, CPER will invest next in other Eligible Copper Futures Contracts based on the same copper as the futures contracts subject to such regulatory constraints or market conditions, and finally to a lesser extent, in other exchange traded futures contracts that are economically identical or substantially similar to the Benchmark Component Copper Futures Contracts if one or more other Eligible Copper Futures Contracts is not available. When CPER has invested to the fullest extent possible in exchange-traded futures contracts, CPER may then invest in other contracts and instruments based on the Benchmark Component Copper Futures Contracts, other Eligible Copper Futures Contracts or other items based on copper, such as cash-settled options, forward contracts, cleared swap contracts and swap contracts other than cleared swap contracts. Other exchange-traded futures contracts that are economically identical or substantially similar to the Benchmark Component Copper Futures Contracts and other contracts and instruments based on the Benchmark Component Copper Futures Contracts, are collectively referred to collectively as “Other Copper-Related Investments,” and together with Benchmark Component Copper Futures Contracts and other Eligible Copper Futures Contracts, “Copper Interests.”

CPER seeks to achieve its investment objective by investing so that the average daily percentage change in CPER’s NAV for any period of 30 successive valuation days will be within plus/minus 10 percent (10%) of the average daily percentage change in the price of the Benchmark Component Copper Futures Contracts over the same period. USCF believes that market arbitrage opportunities will cause daily changes in CPER’s share price on the NYSE Arca on a percentage basis, to closely track the daily changes in CPER’s per share NAV on a percentage basis. USCF believes that the net effect of this expected relationship and the expected relationship described above between CPER’s per share NAV and the SCI will be that the daily changes in the price of CPER’s shares on the NYSE Arca on a percentage basis will closely track the daily changes in the SCI on a percentage basis, less CPER’s expenses. While CPER is composed of Benchmark Component Copper Futures Contracts and is therefore a measure of the prices of the corresponding commodities comprising the SCI for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the SCI and the cash or spot prices of the commodities underlying the Benchmark Component Copper Futures Contracts.

1

Investors should be aware that CPER’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot prices of the commodities underlying the Benchmark Component Copper Futures Contracts or the prices of any particular group of futures contracts. CPER will not seek to achieve its stated investment objective over a period of time greater than one day. This is because natural market forces called contango and backwardation have impacted the total return on an investment in CPER’s shares during the past year relative to a hypothetical direct investment in various commodities and, in the future, it is likely that the relationship between the market price of CPER’s shares and changes in the spot prices of the underlying commodities will continue to be so impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing the commodities, which could be substantial.)

Principal Investment Risks of an Investment in CPER

An investment in CPER involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 4.

Investment Risk

Investors may choose to use CPER as means of investing indirectly in copper. There are significant risks and hazards inherent in the copper industry that may cause the price of copper commodities to widely fluctuate.

Correlation Risk

To the extent that investors use CPER as a means of indirectly investing in copper, there is the risk that the daily changes in the price of CPER’s shares on the NYSE Arca on a percentage basis, will not closely track the daily changes in the spot prices of the commodities comprising the SCI on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of CPER’s NAV; the changes in CPER’s NAV do not correlate closely with the changes in the price of the Benchmark Component Copper Futures Contracts; or the changes in the price of the Benchmark Component Copper Futures Contracts do not closely correlate with the changes in the cash or spot price of copper. This is a risk because if these correlations do not exist, then investors may not be able to use CPER as a cost-effective way to indirectly invest in copper or as a hedge against the risk of loss in copper-related transactions.

The design of the SCI is such that every month it is made up of different Benchmark Component Copper Futures Contracts, and CPER’s investment must be rebalanced on an ongoing basis to reflect the changing composition of the SCI. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the SCI would tend to rise as it approaches expiration. As a result, CPER may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the SCI would tend to decline as it approaches expiration. As a result, CPER’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of CPER to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the SCI. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on CPER’s NAV and total return.

Tax Risk

CPER is organized as a Delaware statutory trust, but taxed as a limited partnership in accordance with the provisions of its Trust Agreement and applicable state law, and therefore, has a more complex tax treatment than conventional mutual funds.

Over-the-Counter (“OTC”) Contract Risk

CPER may also invest in Other Copper-Related Investments, many of which are negotiated “OTC” contracts that are not as liquid as Eligible Copper Futures Contracts and expose CPER to credit risk that its counterparty may not be able to satisfy its obligations to CPER.

Other Risks

CPER pays fees and expenses that are incurred regardless of whether it is profitable.

2

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, CPER generally does not distribute cash to limited partners or other shareholders. You should not invest in CPER if you will need cash distributions from CPER to pay taxes on your share of income and gains of CPER, if any, or for any other reason.

You will have no rights to participate in the management of CPER and will have to rely on the duties and judgment of USCF to manage CPER.

CPER is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to CPER. USCF’s personnel are directors, officers or employees of other entities that may compete with CPER for their services, including other commodity pools (funds) that USCF manages (these funds are referred to in this prospectus as the “Related Public Funds” and are identified in the Glossary). USCF could have a conflict between its responsibilities to CPER and to those other entities. As a result of these and other relationships, parties involved with CPER have a financial incentive to act in a manner other than in the best interest of CPER and the shareholders.

CPER’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of CPER. You should note that you may pay brokerage commissions on purchases and sales of CPER’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 58.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

	Fees and Expenses Before Fee/Expense Waiver(1)	Fee/Expense Waiver		After Fee/Expense Waiver
Management Fees	0.65%	0	%(2)	0.65%
Distribution Fees	None	N/A		None
Other Fund Expenses	3.19%	(3.04	)%(3)	0.15%
Total Annual Fund Operating Expenses	3.84%	(3.04	)%(4)	0.80%

(1)	Based on amounts for the year ended December 31, 2015. The individual expense amounts in dollar terms are shown in the table below. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.
Management Fees	$12,760
Professional Expenses	$61,175
Brokerage commissions	$947
Independent Director and Officer Expenses	$418

(2)	Effective January 1, 2016, USCF permanently lowered the management to 0.65% per annum of average daily total net assets for CPER.
(3)	The contractual fee waiver went effective on May 1, 2014. The audited financial statements in the Annual Report differ, as the fees and expenses in the Annual Report reflect actual expenses before and after the contractual fee waiver went effective.
(4)	USCF has voluntarily agreed to pay certain expenses typically borne by CPER, to the extent that such expenses exceed 0.15% of CPER’s NAV, on an annualized basis. USCF can terminate this agreement at any time in its sole discretion. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in CPER.

3

RISK FACTORS INVOLVED WITH AN INVESTMENT IN CPER

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus as well as information found in our periodic reports, which include the Trust’s and CPER’s financial statements and the related notes that are incorporated by reference. See “Incorporation By Reference of Certain Information”, page 64.

CPER’s investment objective is for the daily changes in percentage terms of its shares’ per share NAV to reflect the daily changes in percentage terms of the SCI, less CPER’s expenses. CPER seeks to achieve its investment objective by investing to the fullest extent possible in the Benchmark Component Copper Futures Contracts. Then, if constrained by regulatory requirements or in view of market conditions, CPER will invest next in other Eligible Copper Futures Contracts, and finally to a lesser extent, in other exchange traded futures contracts that are economically identical or substantially similar to the Benchmark Component Copper Futures Contracts if one or more other Eligible Copper Futures Contracts is not available. When CPER has invested to the fullest extent possible in exchange-traded futures contracts, CPER may then invest in Other Copper-Related Investments. CPER’s investment strategy is designed to provide investors with a cost-effective way to invest indirectly in copper and to hedge against movements in the spot price of copper. An investment in CPER involves investment risk similar to a direct investment in Eligible Copper Futures Contracts and Other Copper-Related Investments. An investment in CPER also involves correlation risk, which is the risk that investors purchasing shares to hedge against movements in the price of copper will have an efficient hedge only if the price they pay for their shares closely correlates with the price of the copper. In addition to investment risk and correlation risk, an investment in CPER involves tax risks, OTC risks and other risks.

Investment Risk

The NAV of CPER’s shares relates directly to the value of its assets invested in accordance with the SCI and other assets held by CPER and fluctuations in the prices of these assets could materially adversely affect an investment in CPER’s shares. Past performance is not necessarily indicative of future results; all or substantially all of an investment could be lost.

The net assets of CPER consist primarily of investments in Eligible Copper Futures Contracts and, to a lesser extent, in Other Copper-Related Investments. The NAV of CPER’s shares relates directly to the value of these assets (less liabilities, including accrued but unpaid expenses), which in turn relates to the market price of the commodities which comprise the SCI.

Economic conditions impacting copper. The demand for commodities, in general, correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on commodity prices. Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates, periods of civil unrest, government austerity programs, or currency exchange rate fluctuations, can also impact the demand for commodities. Sovereign debt downgrades, defaults, inability to access debt markets due to credit or legal constraints, liquidity crises, the breakup or restructuring of fiscal, monetary, or political systems such as the European Union, and other events or conditions that impair the functioning of financial markets and institutions also may adversely impact the demand for commodities.

Other copper demand-related factors. Other factors may affect the demand for certain commodities and therefore their price. For example, such factors may include: technological improvements in energy efficiency; seasonal weather patterns, increased competitiveness of alternative metals changes in technology or consumer preferences that alter fuel choices, such as toward alternative, lighter, or more conducive metals and changes in consumer preference.

Other copper supply-related factors. Copper prices also vary depending on a number of factors affecting supply. For example, increased supply from the development of alloys and technologies for efficient productions tends to reduce prices in such commodity to the extent such supply increases are not offset by commensurate growth in demand. Similarly, increases in industry manufacturing capacity may impact the supply of a particular metal. World supply levels can also be affected by factors that reduce available supplies, such as embargoes, the occurrence of wars, hostile actions, natural disasters, disruptions in competitors’ operations, or unexpected unavailability of distribution channels that may disrupt supplies. Technological change can also alter the relative costs for companies to produce, and process and distribute a commodity, which in turn may affect the supply of and demand of such commodity.

Other factors impacting the copper market. The supply of and demand for copper and other commodities may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by the development of alternative energy sources.

4

Price Volatility May Possibly Cause the Total Loss of Your Investment. Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in CPER.

Correlation Risk

Investors purchasing shares to hedge against movements in the price of copper will have an efficient hedge only if the return from their shares closely correlates with the return from the SCI, which in turn, correlates with the price of the copper that comprises the SCI. Investing in shares of CPER for hedging purposes involves the following risks:

•	The market price at which the investor buys or sells shares may be significantly more or less than NAV.
•	Daily percentage changes in NAV may not closely correlate with daily percentage changes in the price of the SCI.
•	Daily percentage changes in the price of the Benchmark Component Copper Futures Contract may not closely correlate with daily percentage changes in the price of copper that comprises the SCI.

The market price at which investors buy or sell shares may be significantly more or less than NAV.

CPER’s NAV per share will change throughout the day as fluctuations occur in the market value of CPER’s portfolio investments. The public trading price at which an investor buys or sells shares during the day from their broker may be different from the NAV of the shares. Price differences may relate primarily to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of copper comprising the Benchmark Component Copper Futures Contracts and the SCI at any point in time. USCF expects that exploitation of certain arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per share closely over time, but there can be no assurance of that.

The NAV of CPER’s shares may also be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which a commodity comprising the SCI is traded. While the shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Time, the trading hours for the futures exchanges on commodities trade may not necessarily coincide during all of this time. For example, while the shares trade on the NYSE Arca until 4:00 p.m. Eastern Time, liquidity in the copper market will be reduced after the close of the COMEX at 2:30 p.m. Eastern Time. As a result, during periods when the NYSE Arca is open and the futures exchanges on which copper futures are traded are closed, trading spreads and the resulting premium or discount on the shares may widen and, therefore, increase the difference between the price of the shares and the NAV of the shares.

Daily percentage changes in CPER’s NAV may not correlate with daily percentage changes in the price of the SCI.

It is possible that the daily percentage changes in CPER’s NAV per share may not closely correlate to daily percentage changes in the price of the SCI. Non-correlation may be attributable to disruptions in the market for a particular commodity, the imposition of position or accountability limits by regulators or exchanges, or other extraordinary circumstances. As CPER approaches or reaches position limits with respect to a Benchmark Component Copper Futures Contract or Eligible Copper Futures Contracts or in view of market conditions, CPER may begin investing in Other Copper-Related Investments. In addition, CPER is not able to replicate exactly the changes in the price of the SCI because the total return generated by CPER is reduced by expenses and transaction costs, including those incurred in connection with CPER’s trading activities, and increased by interest income from CPER’s holdings of Treasuries. Tracking the SCI requires trading of CPER’s portfolio with a view to tracking the SCI over time and is dependent upon the skills of USCF and its trading principals, among other factors.

Daily percentage changes in the price of the Benchmark Component Copper Futures Contract may not correlate with daily percentage changes in the spot price of the corresponding commodity.

The correlation between changes in prices of a Benchmark Component Copper Futures Contract and the spot price of the corresponding commodity may at times be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative commodities market, supply of and demand for Eligible Copper Futures Contracts (including the Benchmark Component Copper Futures Contracts) and Other Copper-Related Investments, and technical influences in futures trading.

5

The price relationship between the SCI at any point in time and the Eligible Copper Futures Contracts that will become the Benchmark Component Copper Futures Contracts on the next rebalancing date will vary and may impact both CPER’s total return and the degree to which its total return tracks that of SCI.

The design of SCI is such that every month it is made up of different Benchmark Component Copper Futures Contracts, and CPER’s investment must be rebalanced on an ongoing basis to reflect the changing composition of the SCI. In the event of a copper futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in copper prices, the value of the SCI would tend to rise as it approaches expiration. As a result, CPER may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a copper futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in copper prices, the value of the SCI would tend to decline as it approaches expiration. As a result, CPER’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of CPER to vary significantly from the total return of other price references, such as the spot price of the copper comprising the SCI. In the event of a prolonged period of contango, and absent the impact of rising or falling copper prices, this could have a significant negative impact on CPER’s NAV and total return. See “Additional Information About CPER, its Investment Objective and Investments” for a discussion of the potential effects of contango and backwardation.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, which could cause the price of shares to substantially vary from the CPER.

Futures contracts include typical and significant characteristics. Most significantly, the CFTC and U.S. designated contract markets, such as the COMEX, have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which is not applicable to CPER’s investments) may hold, own or control. The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity. In addition, most U.S.-based futures exchanges limit the daily price fluctuation for futures contracts. Currently, the COMEX imposes position and accountability limits that are similar to those imposed by U.S.-based futures exchanges and also limits the maximum daily price fluctuation, while some other non-U.S. futures exchanges have not adopted such limits.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. In addition to accountability levels and position limits that may apply at any time, the Futures Exchanges may impose position limits on contracts held in the last few days of trading in the near month contract to expire. It is unlikely that CPER will run up against such position limits. CPER does not typically hold the near month contract in its Benchmark Component Futures Contracts. In addition, CPER’s investment strategy is to close out its positions during each Rebalancing Period in advance of the period right before expiration and purchase new contracts. As such, CPER does not anticipate that position limits that apply to the last few days prior to a contract’s expiration will impact it. For the year ended December 31, 2015, CPER did not exceed position limits imposed by the COMEX.

The CFTC has proposed to adopt limits on speculative positions in 28 physical commodity futures and option contracts and swaps that are economically equivalent to such contracts in the agriculture, energy and metals markets and rules addressing the circumstances under which market participants would be required to aggregate their positions with other persons under common ownership or control (the “Position Limit Rules”). The Position Limit Rules would, among other things: identify which contracts are subject to speculative position limits; set thresholds that restrict the number of speculative positions that a person may hold in a spot month, individual month, and all months combined; create an exemption for positions that constitute bona fide hedging transactions; impose responsibilities on designated contract markets (“DCMs”) and swap execution facilities (“SEFs”) to establish position limits or, in some cases, position accountability rules; and apply to both futures and swaps across four relevant venues: OTC, DCMs, SEFs as well as non-U.S. located platforms. The CFTC’s first attempt at finalizing the Position Limit Rules, in 2011, was successfully challenged by market participants in 2012 and, since then, the CFTC has re-proposed them and solicited comments from market participants multiple times.

6

Until such time as the Position Limit Rules are adopted, the regulatory architecture in effect prior to the adoption of the Position Limit Rules will govern transactions in commodities and related derivatives (collectively, “Referenced Contracts”). Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy), while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, CPER may be limited with respect to the size of its investments in an Eligible Copper Futures Contracts and Other Copper-Related Investment subject to these limits. Finally, subject to certain narrow exceptions, the Position Limit Rules require the aggregation, for purposes of the position limits, of all positions in the 28 Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in OTC swaps. Under the CFTC’s existing position limits requirements and the Position Limit Rules, a market participant is generally required to aggregate all positions for which that participant controls the trading decisions with all positions for which that participant has a 10 percent (10%) or greater ownership interest in an account or position, as well as the positions of two or more persons acting pursuant to an express or implied agreement or understanding. At this time, it is unclear how the Position Limit Rules may affect CPER, but the effect may be substantial and adverse. By way of example, the Position Limit Rules may negatively impact the ability of CPER to meet its investment objective through limits that may inhibit USCF’s ability to sell additional Creation Baskets of CPER.

All of these limits may potentially cause a tracking error between the price of CPER’s shares and the SCI. This may in turn prevent investors from being able to effectively use CPER as a way to hedge against commodity-related losses or as a way to indirectly invest in copper.

CPER has not limited the size of its offering and CPER is committed to utilizing substantially all of its proceeds to purchase Eligible Copper Futures Contracts and Other Copper-Related Investments. If CPER encounters accountability levels, position limits, or price fluctuation limits for Eligible Copper Futures Contracts on the COMEX, it may then, if permitted under applicable regulatory requirements, purchase Eligible Copper Futures Contracts on other exchanges that trade the listed copper futures. In addition, if CPER exceeds accountability levels on either the COMEX and is required by such exchanges to reduce its holdings, such reduction could potentially cause a tracking error between the price of CPER’s shares and the SCI.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its shares.

Cash or property will be distributed at the sole discretion of USCF. USCF has not and does not currently intend to make cash or other distributions with respect to shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of CPER’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.

Due to the application of the assumptions and conventions applied by CPER in making allocations for tax purposes and other factors, an investor’s allocable share of CPER’s income, gain, deduction or loss may be different than its economic profit or loss from its shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to shares could be reallocated, and for taxable periods beginning after December 31, 2017, CPER could be liable for U.S. federal income tax, if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by CPER in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to large, publicly traded entities such as CPER is in many respects uncertain. CPER applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge CPER’s allocation methods and require CPER to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors. If this occurs, investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

7

In addition, for periods beginning after December 31, 2017, CPER may be liable for U.S. federal income tax on any “imputed understatement” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If CPER is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of CPER and would likely have an adverse impact on the value of the shares. Under certain circumstances, CPER may be eligible to make an election to cause the investors to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as CPER to make this election is uncertain. If the election is made, CPER would be required to provide investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The resulting tax liability on an investor of taking the adjustment into account in the year in which the Adjusted K-1 is issued may be less favorable to the investor than if the adjustment were taken into account in the reviewed year.

CPER could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the shares.

The Trust, on behalf of CPER, has received an opinion of counsel that, under current U.S. federal income tax laws, CPER will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of CPER’s annual gross income will be derived from (x) income and gains from commodities (not held as inventory) or futures, forwards, options, swaps and other notional principal contracts with respect to commodities, and (y) interest income, (ii) the Trust and CPER is organized and operated in accordance with its governing agreements and applicable law and (iii) the Trust and CPER does not elect to be taxed as a corporation for federal income tax purposes. Although USCF anticipates that CPER has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. CPER has not requested and nor will it request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that CPER is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, CPER would be subject to tax on its net income for the year at corporate tax rates. In addition, although USCF does not currently intend to make distributions with respect to shares, any distributions would be taxable to shareholders as dividend income. Taxation of the Trust and CPER as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

The Trust is organized and operated as a Delaware statutory trust in accordance with the provisions of the Trust Agreement and applicable state law, but taxed as a limited partnership, and therefore, CPER has a more complex tax treatment than traditional mutual funds.

The Trust is organized and operated as a Delaware statutory trust in accordance with the provisions of the Trust Agreement and applicable state law, but taxed as a limited partnership. No U.S. federal income tax is paid by CPER on its income. Instead, CPER will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deduction and credit of CPER. This must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from CPER during the taxable year. A shareholder, therefore, may be allocated income or gain by CPER but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which CPER does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in CPER. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

8

If CPER is required to withhold tax with respect to any Non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.

Under certain circumstances, CPER may be required to pay withholding tax with respect to allocations to Non-U.S. shareholders. Although the LP Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. shareholder, CPER may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. shareholder on whose behalf such amounts were withheld since it does not generally expect to make any distributions. Under such circumstances, the economic cost of the withholding may be borne by all shareholders, not just the shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of the shares.

OTC Contract Risk

Currently, OTC transactions are subject to changing regulation.

A portion of CPER’s assets may be used to trade OTC contracts, such as forward contracts or swap or spot contracts. OTC contracts are typically contracts traded on a principal-to-principal, non-cleared basis through dealer markets that are dominated by major money center and investment banks and other institutions. The markets for OTC contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. While certain regulations adopted over the past several years are intended to provide additional protections to participants in the OTC market, OTC contracts could expose CPER in certain circumstances to significant losses in the event of trading abuses or financial failure by participants. In addition, such regulations could impose new obligations on CPER. As an example, as a result of such new regulations, if the Trust on behalf of CPER, enters into certain interest rate and credit default swaps, such swaps will be required to be centrally cleared. Other types of swaps are expected to be required to be cleared in the future.

CPER will be subject to credit risk with respect to counterparties to OTC contracts entered into by the Trust on behalf of CPER or held by special purpose or structured vehicles.

CPER faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to CPER, in which case CPER could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, CPER may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Trust on behalf of CPER may obtain only limited recovery or may obtain no recovery in such circumstances.

Valuing OTC derivatives may be less certain than actively traded financial instruments.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

Other Risks

Certain of CPER’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market for its currency, its crude oil production or exports, or another major export, can also make it difficult to liquidate a position. Because both Eligible Copper Futures Contracts and Other Copper-Related Investments may be illiquid, CPER’s Copper Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated. The large size of the positions that CPER may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and by potentially increasing losses while trying to do so.

9

OTC contracts that are not subject to clearing may be even less marketable than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and could adversely impact CPER’s ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of OTC transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

CPER is not actively managed and tracks the SCI during periods in which the price of the Benchmark Component Copper Contracts are flat or declining, as well as when the price is rising.

CPER is not actively managed by conventional methods. Accordingly, if CPER’s investments in Copper Interests are declining in value, CPER will not close out such positions except in connection with paying the proceeds to an Authorized Participant upon the redemption of basket or closing out futures positions in connection with the monthly change in the Benchmark Component Copper Futures Contracts. USCF will seek to cause the NAV of CPER’s shares to track the SCI during periods in which the price is flat or declining as well as when the price is rising.

The NYSE Arca may halt trading in CPER’s shares, which would adversely impact an investor’s ability to sell shares.

CPER’s shares are listed for trading on the NYSE Arca under the market symbol “CPER.” Trading in shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of CPER’s shares will continue to be met or will remain unchanged.

The liquidity of the shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.

In the event that one or more Authorized Participants which have substantial interests in the shares withdraw from participation, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.

Only Authorized Participants may create or redeem Redemption Baskets. All other investors that desire to purchase or sell shares must do so through the NYSE Arca or in other markets, if any, in which the shares may be traded. Shares may trade at a premium or discount to NAV per share.

The lack of an active trading market for CPER shares may result in losses on an investor’s investment in CPER at the time the investor sells the shares.

Although CPER’s shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

SummerHaven is leanly staffed and relies heavily on key personnel to manage advisory activities.

SummerHaven is leanly staffed and relies heavily on key personnel to manage advisory activities. In providing trading advisory services to CPER with respect to the SCI, SummerHaven relies heavily on Messrs. Kurt Nelson and Ashraf Rizvi and Dr. K. Geert Rouwenhorst. Messrs. Nelson and Rizvi, and Dr. Rouwenhorst intend to allocate their time to managing the assets of CPER in a manner that they deem appropriate. If such key personnel of SummerHaven were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of SummerHaven.

10

The Sixth Amended and Restated Limited Liability Company Agreement of USCF (the “LLC Agreement”) provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is a closely-held private company where the majority of shares has historically been voted by one person.

USCF’s Board of Directors currently consists of four Management Directors, each of whom are shareholders of USCF’s parent, Wainwright Holdings, Inc. (“Wainwright”), and three Non-Management Directors, each of whom are considered independent for purposes of applicable NYSE Arca and SEC rules. Under USCF’s LLC Agreement, the Non-Management Directors have only such authority as the Management Directors expressly confer upon them, which means that the Non-Management Directors may have less authority to control the actions of the Management Directors than is typically the case with the independent members of a company’s Board of Directors. In addition, any Director may be removed by written consent of Wainwright, which is the sole member of USCF. Wainwright is a privately held company in which the majority of shares are held by or on behalf of Nicholas D. Gerber and his immediate family members (the “Gerber Family”). Historically, shares of Wainwright have been voted by, and on behalf of, the Gerber Family by Nicholas D. Gerber, and it is anticipated that such trend will continue in the future. Accordingly, although USCF is governed by the USCF Board of Directors, which consists of both Management Directors and Non-Management Directors, pursuant to the LLC Agreement, it is possible for Mr. Gerber to exercise his control of Wainwright to effect the removal of any Director (including the Non-Management Directors which comprise the Audit Committee) and to replace that Director with another Director. Having control in one person could have a negative impact on USCF and CPER, including their regulatory obligations.

There is a risk that CPER will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such CPER may not earn any profit.

CPER pays brokerage charges of approximately 0.048% of average total net assets based on brokerage fees of $3.50 per buy or sell, management fees of 0.65% of NAV on its average net assets (before any applicable voluntary or contractual expense waivers), and OTC spreads and extraordinary expenses (e.g., subsequent offering expenses, other expenses not in the ordinary course of business, including the indemnification of any person against liabilities and obligations to the extent permitted by law and required under the LP Agreement and under agreements entered into by USCF on CPER’s behalf and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation) that cannot be quantified.

These fees and expenses must be paid in all cases regardless of whether CPER’s activities are profitable. Accordingly, CPER must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

Fewer representative commodities may result in greater SCI volatility.

The SCI is concentrated in terms of the number of commodities represented. Investors should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in the SCI and the NAV of CPER which tracks the SCI under specific market conditions and over time.

Regulation of the commodity interests markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect CPER.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on CPER is impossible to predict, but it could be substantial and adverse.

An investment in CPER may provide little or no diversification benefits. Thus, in a declining market, CPER may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in CPER while incurring losses with respect to other asset classes.

Historically, Eligible Copper Futures Contracts and Other Copper-Related Investments have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand.

However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, CPER’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in CPER’s shares. In such a case, CPER may have no gains to offset losses from other investments, and investors may suffer losses on their investment in CPER at the same time they incur losses with respect to other investments.

11

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on commodity prices and commodity-linked instruments, including Eligible Copper Futures Contracts and Other Copper-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject CPER’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historical evidence that the spot price of a commodity and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, CPER cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Trust is not a registered investment company so shareholders do not have the protections of the 1940 Act.

The Trust is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute, which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

Trading in international markets could expose CPER to credit and regulatory risk.

CPER invests primarily in Eligible Copper Futures Contracts, a significant portion of which are traded on United States exchanges, including the COMEX. However, a portion of CPER’s trades may take place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. Trading on such non-U.S. markets or exchanges presents risks because they are not subject to the same degree of regulation as their U.S. counterparts, including potentially different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, CPER is subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

CPER and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.

CPER is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and any Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to CPER. These persons are directors, officers or employees of other entities that may compete with CPER for their services. They could have a conflict between their responsibilities to CPER and to those other entities. As a result of these and other relationships, parties involved with CPER have a financial incentive to act in a manner other than in the best interests of CPER and the shareholders. USCF has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

CPER may also be subject to certain conflicts with respect to the Futures Commission Merchant (“FCM”), including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the FCM. In addition, USCF’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as CPER trades using the clearing broker to be used by CPER. A potential conflict also may occur if USCF’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by CPER.

CPER, USCF and SummerHaven may have conflicts of interest, which may cause them to favor their own interests to the detriment of shareholders.

CPER, USCF and SummerHaven may have inherent conflicts to the extent USCF and SummerHaven attempt to maintain CPER’s asset size in order to preserve its fee income and this may not always be consistent with CPER’s objective of having the value of its shares’ NAV track changes in the value of the SCI.

USCF’s and SummerHaven’s officers, directors and employees do not devote their time exclusively to CPER. For example, USCF’s directors, officers and employees act in such capacity for other entities, including the Related Public Funds, that may compete with CPER for their services. They could have a conflict between their responsibilities to CPER and to the Related Public Funds.

12

USCF has sole current authority to manage the investments and operations of CPER. It has delegated management of CPER’s investments in its Copper Interests to its trading advisor, SummerHaven. This authority to manage the investments and operations of CPER may allow either USCF or SummerHaven to act in a way that furthers its own interests in conflict with the best interests of investors. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amending the Trust Agreement, changing CPER’s basic investment objective, dissolving CPER, or selling or distributing CPER’s assets.

Shareholders have only very limited voting rights and have the power to replace USCF only under specific circumstances. Shareholders do not participate in the management of CPER and do not control USCF, so they do not have any influence over basic matters that affect CPER.

Shareholders have very limited voting rights with respect to CPER’s affairs and have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). Shareholders may elect a replacement sponsor only if USCF resigns voluntarily or loses its corporate charter. Shareholders are not permitted to participate in the management or control of CPER or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of USCF to manage CPER’s affairs. For example, the dissolution or resignation of USCF would cause CPER to terminate unless, within 90 days of the event, shareholders holding shares representing at least 66 2/3% of the outstanding shares of CPER elect to continue the Trust and appoint a successor sponsor. In addition, USCF may terminate CPER if it determines that CPER’s aggregate net assets in relation to its operating expenses make the continued operation of CPER unreasonable or imprudent. However, no level of losses will require USCF to terminate CPER. CPER’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to creditors and then to the shareholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and CPER could incur losses in liquidating its assets in connection with a termination.

CPER could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

CPER could terminate at any time, regardless of whether that CPER has incurred losses, subject to the terms of the Trust Agreement. In particular, unforeseen circumstances, including the adjudication of incompetence, bankruptcy, dissolution, or removal of USCF as the sponsor of the Trust could cause CPER to terminate unless a successor is appointed in accordance with the Trust Agreement. However, no level of losses will require USCF to terminate CPER. CPER’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

CPER does not expect to make cash distributions.

CPER has not previously made any cash distributions and intends to reinvest any realized gains in additional Copper Interests rather than distributing cash to shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, CPER generally does not expect to distribute cash. An investor should not invest in CPER if the investor will need cash distributions from CPER to pay taxes on its share of income and gains of CPER, if any, or for any other reason. Nonetheless, although CPER does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Copper Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on CPER’s NAV.

If a substantial number of requests for redemption of Redemption Baskets are received by CPER during a relatively short period of time, CPER may not be able to satisfy the requests from CPER assets not committed to trading. As a consequence, it could be necessary to liquidate positions in CPER’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

13

Money Market Reform

On July 23, 2014, the SEC adopted final rules to reform money market funds such that institutional prime money market funds will float their net asset value as well as impose rules such that all money market funds’ boards of directors will be required to implement rules to discourage and prevent runs by investors through the use of redemption fees and gates. Money market funds have two years from the date of adoption to implement the reform. CPER currently invests in money market funds, as well as Treasuries with a maturity date of two years or less, as an investment for assets not used for margin or collateral in the Eligible Copper Futures Contracts. It is unclear at this time what the impact of money market reform would have on CPER’s ability to hedge risk, however, the imposition of a floating NAV could cause CPER to limit remaining assets solely to Treasuries and cash.

As the regulatory requirements are constantly evolving, it is difficult to predict the effect any regulatory changes may have on CPER.

The failure or bankruptcy of a clearing broker could result in a substantial loss of CPER’s assets and could impair CPER in its ability to execute trades.

In the event of the bankruptcy of a clearing broker or an Exchange’s clearing house, CPER could be exposed to a risk of loss with respect to its assets that are posted as margin. If such a bankruptcy were to occur, CPER would be afforded the protections granted to customers of an FCM, and participants to transactions cleared through a clearing house, under the United States Bankruptcy Code and applicable CFTC regulations. Such provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt FCM or an Exchange’s clearing house if the customer property held by the FCM or the Exchange’s clearing house is insufficient to satisfy all customer claims. In any case, there can be no assurance that these protections will be effective in allowing CPER to recover all, or even any, of the amounts it has deposited as margin.

On January 13, 2014, new regulations became effective relating to enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and 20 examination programs for FCMs. There can be no assurance that the implementation of these regulations will prevent losses to, or not materially adversely affect, CPER or its investors.

Notwithstanding that CPER could sustain losses upon the failure or bankruptcy of its FCM, the majority of CPER’s assets are held in Treasuries, cash and/or cash equivalents with the Custodian and would not be impacted by the bankruptcy of an FCM.

The failure or bankruptcy of CPER’s Custodian could result in a substantial loss of CPER’s assets.

The majority of CPER’s assets are held in Treasuries, cash and/or cash equivalents with the Custodian. The insolvency of the Custodian could result in a complete loss of CPER’s assets held by that Custodian, which, at any given time, would likely comprise a substantial portion of CPER’s total assets.

The liability of SHIM and SummerHaven is limited, and the value of the shares may be adversely affected if USCF and CPER are required to indemnify SHIM and/or SummerHaven.

Under the licensing agreement and advisory agreement between SHIM, SummerHaven, and USCF, neither SHIM, SummerHaven and its affiliates, nor any of their respective officers, directors, shareholders, members, partners, employees and any person who controls SHIM or SummerHaven is liable to USCF or CPER absent willful misconduct, gross negligence, bad faith, or material breaches of applicable law or the applicable agreement on the part of SHIM or SummerHaven. In addition, SHIM, SummerHaven and its members, directors, officers, shareholders, employees, representatives, agents, attorneys, service providers, successors and assigns have the right to be indemnified, defended and held harmless from and against any and all claims, liabilities, obligations, judgments, causes of action, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) in connection with or arising out of the licensing agreement or advisory agreement, unless such Losses result from any willful misconduct, gross negligence or bad faith on the part of SHIM, SummerHaven, or a material breach by USCF of applicable law or the applicable agreement. Furthermore, SHIM, SummerHaven will not be liable to USCF or CPER for any indirect, incidental, special or consequential damages, even if SHIM, SummerHaven or an authorized representative of SHIM, SummerHaven has been advised of the possibility of such damages.

14

The liability of USCF and the Trustee are limited, and the value of the shares will be adversely affected if CPER is required to indemnify the Trustee or USCF.

Under the Trust Agreement, the Trustee and USCF are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or USCF or breach by USCF of the Trust Agreement, as the case may be. As a result, USCF may require the assets of CPER to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of CPER and the value of its shares.

Although the shares of CPER are limited liability investments, certain circumstances such as bankruptcy or indemnification of CPER by a shareholder will increase the shareholder’s liability.

The shares of CPER are limited liability investments; shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of CPER any distribution they received at a time when CPER was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed in the State of Delaware. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. Finally, in the event the Trust or CPER is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or CPER, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or CPER, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Investors cannot be assured of the continuation of the agreement between SHIM and USCF for use of the SCI, and discontinuance of the SCI may be detrimental to CPER.

Investors cannot be assured that the agreement between SHIM and USCF for use of the SCI will continue for any length of time. Should the agreement between SHIM and USCF for use of the SCI be terminated, USCF will be required to find a replacement index, which may have an adverse effect on CPER.

Investors cannot be assured of SummerHaven’s continued services, and discontinuance may be detrimental to CPER.

Investors cannot be assured that SummerHaven will be willing or able to continue to service CPER for any length of time. SummerHaven was formed for the purpose of providing investment advisory services, and provides these services to CPER on a contractual basis pursuant to a licensing agreement and an advisory agreement. If SummerHaven discontinues its activities on behalf of CPER, CPER may be adversely affected. If SummerHaven’s registration with the CFTC or membership in the NFA were revoked or suspended, SummerHaven would no longer be able to provide services to CPER.

CPER is a series of the Trust and, as a result, a court could potentially conclude that the assets and liabilities of CPER are not segregated from those of another series of the Trust, thereby potentially exposing assets in CPER to the liabilities of another series of the Trust.

CPER is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof shall be enforceable against the assets of such series. USCF is not aware of any court case that has interpreted this Inter-Series Limitation on Liability or provided any guidance as to what is required for compliance. USCF intends to maintain separate and distinct records for CPER and account for CPER separately from any other series of the Trust, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of another series of the Trust.

USCF and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of CPER property.

Neither USCF nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of CPER property. The Trust Agreement does not confer upon shareholders the right to prosecute any such action, suit or other proceeding.

15

Third parties may infringe upon or otherwise violate intellectual property rights or assert that USCF has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize CPER’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. USCF has a patent for CPER’s business method and has registered its trademarks. CPER does not currently have any proprietary software. However, if it obtains proprietary software in the future, any unauthorized use of CPER’s proprietary software and other technology could also adversely affect its competitive advantage. CPER may not have adequate resources to implement procedures for monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of USCF or claim that USCF has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, USCF may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if USCF is successful and regardless of the merits, may result in significant costs, divert its resources from CPER, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, CPER is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of CPER’s clearing broker or third party service provider (including, but not limited to, index providers, the administrator and transfer agent, the custodian), have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of CPER shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. CPER and its shareholders could be negatively impacted as a result. While CPER has established business continuity plans, there are inherent limitations in such plans.

16

ADDITIONAL INFORMATION ABOUT CPER, ITS INVESTMENT OBJECTIVE AND INVESTMENTS

CPER is a series of the Trust. The Trust operates pursuant to the terms of the Third Amended and Restated Declaration of Trust and Trust Agreement dated as of March 22, 2013 (“Trust Agreement”) which grants full management control of CPER to USCF. The Trust Agreement is posted on CPER’s website at www.uscfinvestments.com. CPER maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612.

The net assets of CPER consist primarily of investments in Eligible Copper Futures Contracts and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, Other Copper-Related Investments. Market conditions that USCF currently anticipates could cause CPER to invest in Other Copper-Related Investments include those allowing CPER to obtain greater liquidity or to execute transactions with more favorable pricing.

CPER invests substantially the entire amount of its assets in Eligible Copper Futures Contracts while supporting such investments by holding the amounts of its margin, collateral and other requirements relating to these obligations in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents. The daily holdings of CPER are available on CPER’s website at www.uscfinvestments.com.

CPER invests in Copper Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Copper Interests. In pursuing this objective, the primary focus of USCF, is the investment in Eligible Copper Futures Contracts and the management of CPER’s investments in Treasuries, cash and/or cash equivalents for margining purposes and as collateral.

CPER seeks to invest in a combination of Copper Interests such that the daily changes in its NAV, measured in percentage terms, will closely track the changes in the price of the SCI, also measured in percentage terms. As a specific benchmark, USCF endeavors to place CPER’s trades in Copper Interests and otherwise manage CPER’s investments so that “A” will be plus/minus 10 percent (10%) of “B”, where:

•	A is the average daily percentage change in CPER’s per share NAV for any period of 30 successive valuation days, i.e. any NYSE Arca trading day as of which CPER calculates its per share NAV; and
•	B is the average daily percentage change in the price of the SCI over the same period.

USCF believes that market arbitrage opportunities will cause the daily changes in CPER’s share price on the NYSE Arca on a percentage basis to closely track the daily changes in CPER’s per share NAV on a percentage basis. USCF further believes that the daily changes in CPER’s NAV in percentage terms will closely track the daily changes in percentage terms in the SCI, less CPER’s expenses.

The first chart below shows the daily movement of CPER’s per share NAV versus the daily movement of the SCI for the 30-valuation day period March 31, 2016. The second chart below shows the monthly total returns of CPER as compared to the monthly value of the SCI for the four years ended March 31, 2016.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

17

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF employs a “neutral” investment strategy in order to track changes in the SCI regardless of whether the SCI goes up or goes down. CPER’s “neutral” investment strategy is designed to permit investors generally to purchase and sell CPER’s shares for the purpose of investing indirectly in the copper market in a cost-effective manner, and/or to permit participants in the copper or other industries to hedge the risk of losses in copper-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the copper market and/or the risks involved in hedging may exist. In addition, an investment in CPER involves the risks that the daily changes in the price of CPER’s shares, in percentage terms, will not accurately track the daily changes in the SCI, in percentage terms, and that daily changes in the SCI, in percentage terms, will not closely correlate with daily changes in the spot prices of the commodities underlying the SCI, in percentage terms.

As an example, for the three months ended March 31, 2016, the actual total return of CPER as measured by changes in its per share NAV was 2.04%. This is based on an initial per share NAV of $14.24 as of December 31, 2015 and an ending per share NAV as of March 31, 2016 of $14.53. During this time period, CPER made no distributions to its shareholders. However, if CPER’s daily changes in its per share NAV had instead exactly tracked the changes in the daily total return of the SCI, CPER would have had an estimated per share NAV of $14.54 as of March 31, 2016, for a total return over the relevant time period of 2.11%. The difference between the actual per share NAV total return of CPER of 2.04% and the expected total return based on the SCI of 2.11% was an error over the time period of (0.07)%, which is to say that CPER’s actual total return underperformed the SCI result by that percentage. CPER incurs expenses primarily composed of the management fee, brokerage commissions for the buying and selling of futures contracts, and other expenses. The impact of these expenses tends to cause daily changes in the per share NAV of CPER to track slightly lower than daily changes in the price of the SCI.

What is the SCI?

The SCI is a single-commodity index designed to be an investment benchmark for copper as an asset class. The SCI is composed of copper futures contracts on the COMEX exchange. The SCI attempts to maximize backwardation and minimize contango while utilizing contracts in liquid portions of the futures curve.

18

The SCI is rules-based and is rebalanced monthly based on observable price signals described below in the section “Contract Selection and Weighting.” In this context, the term “rules-based” is meant to indicate that the composition of the SCI in any given month will be determined by quantitative formulas relating to the prices of the futures contracts that are included in the SCI. Such formulas are not subject to adjustment based on other factors.

For additional information regarding the SCI, see “Additional Information About the SCI and CPER’s Trading Program” on page 60.

Rebalancing Period

The SCI is rebalanced during the first 4 business days of each calendar month, when existing positions are replaced by new positions and weightings based on the signals used for contract selection on the last business day of the prior calendar month.

The table and chart below show the hypothetical performance of the SCI from January 1, 2006 through March 31, 2016.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT CPER WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Since the SCI was launched on November 4, 2010, there is no actual performance history of the SCI to present. However, the components of the SCI and the weighting of the components of the SCI are established each month based on purely quantitative data that is not subject to revisions based on other external factors. This data is available for periods prior to November 4, 2010. As a result, the tables below reflects how the SCI would have performed from January 1, 2006 through March 31, 2016 had it been in effect during such time period. The performance data does not reflect any reinvestment or distribution profits, commission charges, management fees or other expenses that would have been incurred in connection with operating and managing a commodity pool designed to track the SCI. Such fees and expenses would reduce the performance returns shown in the table below.

Hypothetical Performance Results for the SCI for the period

from January 1, 2006 through March 31, 2016

Year	Ending Level*	Annual Return
2006	911.128	65.39%
2007	1,059.165	16.25%
2008	497.182	(53.06)%
2009	1,153.122	131.93%
2010	1,491.949	29.38%
2011	1,164.510	(21.95)%
2012	1,223.150	5.04%
2013	1,114.30	(8.90)%
2014	937.33	(15.88)%
2015	704.39	(24.85)%
2016 (YTD)	719.46	2.14%

* The “base level” for the SCI was set at 100 on January 2, 1991. The “Ending Level” represents the value of the components of the SCI on the last trading day of each year and is used to illustrate the cumulative performance of the SCI.

19

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SCI Year-Over-Year
Hypothetical Total Returns (12/31/05-12/31/15)

The following table compares the hypothetical total return of the SCI in comparison with the actual total return of a major index from December 31, 1997 through March 31, 2016.

	Hypothetical and Historical Results for the period from
	December 31, 1997 through March 31, 2016
	BCOMHGTR	Spot Copper (less storage)	SCI TR
Total return	210.77%	69.29%	359.43%
Average Annual return (total)	13.12%	9.48%	15.83%
Annualized volatility	27.11%	26.12%	26.51%
Annualized Sharpe ratio	0.40%	0.28%	0.51%
Source: SHIM, Bloomberg

The table above shows the performance of the SCI from December 31, 1997 through March 31, 2016 in comparison with a traditional commodity index and spot copper prices: the Bloomberg Copper Sub index Total Return SM (BCOMHGTR), (formerly known as Bloomberg Copper Sub index Total Return as of July 1, 2014) and spot copper prices less warehouse storage rents. The Bloomberg Copper Sub index Total Return SM includes the contract in the Bloomberg Commodity Index Total Return that relates to a single commodity, copper (currently the Copper High Grade futures contract traded on the COMEX). The data for the SCI Total Return Index is derived by using the SCI’s calculation methodology with historical prices for the futures contracts comprising the SCI. The information about the index above comes from publicly-available material about such index but is not designed to provide a thorough overview of the methodology of such index. The index noted above does not have investment objectives identical to the SCI. As a result, there are inherent limitations in comparing such performance against the SCI. For more information about the index and its methodologies, please refer to the material published by the sponsor of the Bloomberg Copper Sub index Total Return which may be found on its website. USCF is not responsible for any information found on such website, and such information is not part of this prospectus.

20

In the table above, “Total Return” refers to the return of the relevant index from December 31, 1997 to March 31, 2016; “Annualized Volatility” is a measure of the amount of variation or fluctuation in the returns of the relevant index. Annualized Volatility is calculated by taking the monthly standard deviation of the relevant index’s return and multiplying it by the square root of 12; and “Annualized Sharpe Ratio” is a measure of the total return of each relevant index adjusted by the risk-free interest rate (the 90-Day U.S. Treasury Bill yield) and the volatility of each index. Many investors consider volatility to be a measure of risk, and lower volatility of investment returns is considered a positive investment attribute as opposed to higher volatility. Annualized Sharpe Ratio is a standard measure for investors to compare two different investments or indexes that have different levels of volatility. If two indexes have the same total return, but one has lower Annualized Volatility, then its Annualized Sharpe Ratio will be higher. The higher the Annualized Sharpe Ratio, the better the risk-adjusted performance. Annualized Sharpe Ratio is calculated by taking the average monthly total return of the relevant index and subtracting the then current yield on the 90-Day U.S. Treasury Bill. The annualized return of this series is then divided by the Annualized Volatility of this series, and this result is the Annualized Sharpe Ratio for the relevant index. A higher Sharpe Ratio is not a guarantee that one investment or index will in the future produce better risk adjustment total returns, but USCF believes it is a useful tool for investors to consider when making investment decisions.

The following chart compares the hypothetical total return of the SCI in comparison with the actual total return of a major index and spot copper prices (less storage cost) between March 31, 2006 and March 31, 2016.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Ten Year Comparison of Index Returns of the S&P GSCI Copper TR,

BCOMHGTR, Spot Copper price, Spot Copper Price less Storage

Cost, and the Hypothetical Returns of the SCI TR (3/31/2006-3/31/2016)

Source: SHIM, Bloomberg, LME

21

The following chart compares the hypothetical total return of the SCI in comparison with the actual total return of two major indices and spot copper prices (less storage cost) over a 5 year period.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Five Year Comparison of Index Returns of the S&P GSCI Copper TR,

BCOMHGTR, Spot Copper price, Spot Copper Price

less Storage Cost, and the Hypothetical Returns of the SCI TR (3/31/11-3/31/16)

Source: SHIM, Bloomberg, LME

Impact of Contango and Backwardation on Total Returns

The design of the SCI is such that every month it is made up of different Benchmark Component Copper Futures Contracts, and CPER’s investment must be rebalanced on an ongoing basis to reflect the changing composition of the SCI. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the SCI would tend to rise as it approaches expiration. As a result, CPER may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the SCI would tend to decline as it approaches expiration. As a result, CPER’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of CPER to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the SCI. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on CPER’s NAV and total return.

Contango and backwardation may impact the total return on investment in shares of CPER relative to a hypothetical direct investment in the commodities underlying the Benchmark Component Copper Futures Contracts that make up the SCI and, in the future, it is likely the relationship between the market prices of CPER’s shares and changes in the spot prices of the commodities underlying the Benchmark Component Copper Futures Contracts that make up the SCI could be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing commodities, which could be substantial.

22

The impact of backwardation and contango may cause the total return of CPER to vary significantly from the total return of other price references, such as the spot price of copper comprising the SCI. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, it could have a significant negative impact on CPER’s NAV and total return. However, generally, periods of contango or backwardation do not materially impact CPER’s investment objective of having the daily percentage changes in its per share NAV track the daily percentage changes in the price of the SCI since the impact of backwardation and contango tend to equally impact the daily percentage changes in price of both CPER’s shares and the Benchmark Component Copper Futures Contracts. It is impossible to predict with any degree of certainty whether backwardation or contango will occur in the future. It is likely that both conditions will occur during different periods.

What are the Trading Policies of CPER?

Liquidity

CPER invests only in Eligible Copper Futures Contracts that, in the opinion of USCF, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in Other Copper-Related Investments that, in the opinion of USCF, may be readily liquidated with the original counterparty or through a third party assuming CPER’s position.

Spot Commodities

While certain futures contracts can be physically settled, CPER does not intend to take or make physical delivery. However, CPER may from time to time trade in Other Copper-Related Investments based on the spot price of copper comprising the SCI.

Leverage

USCF endeavors to have the value of CPER’s Treasuries, cash and cash equivalents, whether held by CPER or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Copper Interests. Commodity pools’ trading positions in futures contracts or other related Copper Interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interests’) entire market value. While USCF does not intend to leverage the assets of CPER, it is not prohibited from doing so under the Trust Agreement.

Borrowings

Borrowings are not used by CPER unless it is required to borrow money in the event of physical delivery, if it trades in cash commodities, or for short-term needs created by unexpected redemptions. CPER does not plan to establish credit lines.

OTC Derivatives (Including Spreads and Straddles)

In addition to Eligible Copper Futures Contracts and options on Eligible Copper Futures Contracts, derivative contracts that are tied to various commodities are entered into outside of public exchanges. These “over-the-counter” contracts are entered into between two parties in private contracts. Unlike most of the exchange-traded Eligible Copper Futures Contracts or exchange-traded options on the Eligible Copper Futures Contracts, each party to such contract bears the credit of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract. To reduce the credit risk that arises in connection with such contracts, CPER will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that provides for the netting of its overall exposure to its counterparty.

USCF assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an OTC contract pursuant to guidelines approved by USCF’s board.

CPER may enter into certain transactions where an OTC component is exchanged for a corresponding futures contract (“Exchange for Related Position” or “EFRP” transactions). In the most common type of EFRP transaction entered into by CPER, the OTC component is the purchase or sale of one or more baskets of CPER shares. These EFRP transactions may expose CPER to counterparty risk during the interim period between the execution of the OTC component and the exchange for a corresponding futures contract. Generally, the counterparty risk from the EFRP transaction will exist only on the day of execution.

23

CPER may employ spreads or straddles in its trading to mitigate the differences in its investment portfolio and its goal of tracking the price of the Benchmark Component Futures Contract. CPER would use a spread when it chooses to take simultaneous long and short positions in futures written on the same underlying asset, but with different delivery months.

During all of 2015 and through March 31, 2016, CPER limited its derivatives activities to Eligible Copper Futures Contracts and EFRP transactions.

CPER did not engage in trading in futures contracts listed on a foreign exchange or forward contracts, including options on such contracts. CPER does not anticipate engaging in trading in futures contracts listed on a foreign exchange, forward contracts or options on such contracts, but it may do so as outlined in CPER’s listing exemptive order or as permitted under current regulations.

Pyramiding

USCF has, and will not employ, the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Prior Performance of CPER

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF manages CPER which is a commodity pool that issues shares traded on the NYSE Arca. The chart below shows, as of March 31, 2016, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for CPER.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
11	8	4	200,000

Since the commencement of the offering of CPER’s shares to the public on November 15, 2011 to March 31, 2016, the simple average daily change in the SCI was (0.037)%, while the simple average daily change in the per share NAV of CPER over the same time period was (0.041)%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the SCI, the average error in daily tracking by the per share NAV was (4.09)%, meaning that over this time period CPER’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of CPER, since inception through March 31, 2016. The first row shows the average amount of the variation between CPER’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

CPER
Average Difference	$(0.02)
Max Premium%	7.72%
Max Discount%	(5.45)%

24

For more information on the performance of CPER, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR CPER

CPER Performance:

Name of Commodity Pool: United States Copper Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 15, 2011

Aggregate Subscriptions (from inception through March 31, 2016): 8,403,154

Total Net Assets as of March 31, 2016: $2,906,628

NAV per Share as of March 31, 2016: $14.53

Worst Monthly Percentage Draw-down: November 2015 (11.98)%

Worst Peak-to-Valley Draw-down: February 2012-November 2015 (50.27)%

Number of Shareholders (as of December 31, 2015): 471

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2011	2012	2013	2014	2015	2016
January	—	10.13%	2.28%	(5.93)%	(11.68)%	(3.37)%
February	—	2.00%	(5.15)%	0.00%	8.00%	2.82%
March	—	(1.49)%	(3.97)%	(5.24)%	1.76%	2.69	%***
April	—	(0.44)%	(7.13)%	0.10%	5.18%
May	—	(11.91)%	7.77%	3.08%	(5.28)%
June	—	3.49%	(11.73)%	2.75%	(4.49)%
July	—	(2.12)%	2.05%	1.15%	(9.69)%
August	—	0.79%	3.14%	(2.51)%	(1.63)%
September	—	8.45%	2.68%	(4.82)%	0.13%
October	—	(6.43)%	(0.80)%	1.23%	(1.02)%
November	1.80%**	3.29%	(3.34)%	(6.46)%	(11.98)%
December	(3.85)%	0.04%	5.67%	(0.78)%	4.17%
Annual Rate of Return	(2.12)%	3.92%	(9.87)%	(16.67)%	(25.45)%	(21.63	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 15, 2011.
***	Through March 31, 2016.

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of CPER. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

25

CPER’S Operations

USCF and its Management and Traders

USCF is a single member limited liability company that was formed in the state of Delaware on May 10, 2005. USCF maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, CA 94612. USCF is a wholly owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”). The past performance for CPER is located starting on page 25. Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership or control of a majority of Wainwright’s shares. Wainwright is a holding company that currently holds both USCF, as well as USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended. USCF Advisers LLC serves as the investment adviser for the Stock Split Index Fund, a series of the USCF ETF Trust. USCF ETF Trust is registered under the 1940 Act. The Board of Trustees for the USCF ETF Trust consists of different independent trustees than those independent directors who serve on the Board of Directors of USCF. USCF is a member of the National Futures Association (the “NFA”) and registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (the “CFTC”) on December 1, 2005 and as a Swaps Firm on August 8, 2013. USCF also manages the Related Public Funds.

USCF is required to evaluate the credit risk of CPER to the FCM, oversee the purchase and sale of CPER shares by certain authorized participants (“Authorized Participants”), review daily positions and margin requirements of CPER and manage CPER’s investments. USCF also pays the fees of ALPS Distributors, Inc., (the “Marketing Agent”) and Brown Brothers Harriman & Co. (“BBH & Co.”) (the Administrator and Custodian). BBH & Co. also serves as CPER’s registrar and transfer agent. SummerHaven Investment Management, LLC (“SummerHaven”) serves as the commodity trading advisor for CPER. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The business and affairs of USCF are managed by a board of directors (the “Board”), which is comprised of four management directors (the “Management Directors”), some of whom are also its executive officers, and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage USCF pursuant to the terms of the Sixth Amended and Restated Limited Liability Company Agreement of USCF, dated as of May 15, 2015 (as amended from time to time, the (“LLC Agreement”). Through its Management Directors, USCF manages the day-to-day operations of the Trust and CPER. The Board has an audit committee, which is made up of the three independent directors (Gordon L. Ellis, Malcolm R. Fobes III and Peter M. Robinson). The audit committee is governed by an audit committee charter that is posted on CPER’s website at www.uscfinvestments.com. The Board has determined that each member of the Audit Committee meets the financial literacy requirements of the NYSE Arca and the Audit Committee Charter. The Board has further determined that each of Messrs. Ellis and Fobes have accounting or related financial management expertise as required by the NYSE Arca, such that each of them is considered an “Audit Committee Finance Expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

CPER has no executive officers. Pursuant to the terms of the Trust Agreement, CPER’s affairs are managed by USCF.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for USCF: John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Melinda Gerber, the Nicholas & Melinda Gerber Living Trust, dated November 9, 2005, the Gerber Family Trust FBO Jacob & Vasch, Eliot Gerber, Sheila Gerber, Jennifer Schoenberger and Scott Schoenberger, Andrew Ngim, Robert Nguyen, Peter Robinson, Gordon Ellis, Malcolm Fobes, Ray Allen, Kevin Baum, Carolyn Yu and Wainwright Holdings Inc. The individuals who are Principals due to their positions are John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Melinda Gerber, Andrew Ngim, Robert Nguyen, Peter Robinson, Gordon Ellis, Malcolm Fobes, Ray Allen, Kevin Baum and Carolyn Yu. In addition, Nicholas D. Gerber, Melinda Gerber, the Nicholas & Melinda Gerber Living Trust, dated November 9, 2005, Gerber Family Trust FBO Jacob & Vasch, Eliot Gerber, Sheila Gerber, Jennifer Schoenberger and Scott Schoenberger are Principals due to their controlling stake in Wainwright. None of the Principals owns or has any other beneficial interest in CPER. Andy Ngim and John P. Love make trading and investment decisions for CPER. John P. Love and Andy Ngim execute trades on behalf of CPER. In addition, Nicholas D. Gerber, John P. Love, Robert Nguyen, Ray Allen, and Kevin Baum are registered with the CFTC as Associated Persons of USCF and are NFA Associate Members. John P. Love, Robert Nguyen, Ray Allen, and Kevin Baum are also registered with the CFTC as Swaps Associated Persons.

26

John P. Love, 44, President and Chief Executive Officer of USCF since June 2015. Mr. Love previously served as a Senior Portfolio Manager for the Related Public Funds from March 2010 through June 2015. Prior to that, while still at USCF, he was a Portfolio Manager beginning with the launch of USO in April 2006. Mr. Love was the portfolio manager of USO from April 2006 until March 2010 and the portfolio manager for USL from December 2007 until March 2010. Mr. Love has been the portfolio manager of UNG since April 2007, and the portfolio manager of UGA, UHN, and UNL since March 2010. Additionally, Mr. Love serves as President of USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended and has acted as co-portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust for the period from September 2014 to December 2015, when he was promoted to the position of President and Chief Executive Officer upon Mr. Gerber’s resignation from those positions. Mr. Love has been a principal of USCF listed with the CFTC and NFA since January 17, 2006. Mr. Love has been registered as an associated person of USCF since February 2015 and from December 1, 2005 to April 16, 2009. Mr. Love has also been registered as a branch manager of USCF since March 2016. Additionally, Mr. Love has been approved as an NFA swaps associated person since February 2015. Mr. Love earned a B.A. from the University of Southern California, holds NFA Series 3 and FINRA Series 7 registrations and is a CFA Charterholder.

Nicholas D. Gerber, 53, Chairman of the Board of Directors of USCF since June 2005. Mr. Gerber also served as President and Chief Executive Officer of USCF from June 2005 through June 2015 and Vice President since June 2015. Mr. Gerber co-founded USCF in 2005 and prior to that, he co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. From January 26, 2015 to the present, Mr. Gerber is also the Chief Executive Officer, President and Secretary of Concierge Technologies, Inc. (“Concierge”), a supplier of mobile video recording devices thru its wholly owned subsidiary Janus Cam. Concierge is not affiliated with USCF and the Related Public Funds, other than through ownership by common control. Concierge is a publicly traded company under the ticker symbol “CNGC.” From August 1995 to January 2013, Mr. Gerber served as Portfolio Manager of Ameristock Mutual Fund, Inc. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or USCF. From the period June 2014 to the present, Mr. Gerber also serves as Chairman of the Board of Trustees of USCF ETF Trust, an investment company registered under the Investment Company Act of 1940, as amended, and has previously served as President of USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended. In addition to his role as Chairman of the Board of USCF ETF Trust, he also served as its President and Chief Executive Officer from June 2014 until December 2015. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005, an NFA associate member and associated person of USCF since December 2005 and a Branch Manager of USCF since May 2009. Mr. Gerber earned an MBA degree in finance from the University of San Francisco, a B.A. from Skidmore College and holds an NFA Series 3 registration.

Stuart P. Crumbaugh, 52, Chief Financial Officer, Secretary and Treasurer of USCF since May 2015. Mr. Crumbaugh has been a principal of USCF listed with the CFTC and NFA since July 1, 2015. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software service healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh served as a consultant providing technical accounting, IPO readiness and M&A consulting services to various early stage companies with the Connor Group, a technical accounting consulting firm, for the periods of January 2014 through March 2014; October 2012 through November 2012; and January 2011 through February 2011. From December 2012 through December 2013, Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh was the Global Vice President of Finance at Virage Logic Corporation, a semi-conductor IP and software company (acquired by Synopsys, Inc., a software company), from January 2010 through December 2010. Mr. Crumbaugh earned a B.A. in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant – Michigan (inactive).

Andrew F. Ngim, 55, co-founded USCF in 2005 and has served as a Management Director since May 2005. Mr. Ngim has served as the portfolio manager for USCI, CPER and USAG since January 2013. Mr. Ngim also served as USCF’s Treasurer from June 2005 to February 2012. Prior to and concurrent with his services to USCF, from January 1999 to January 2013, Mr. Ngim served as a Managing Director for Ameristock Corporation which he co-founded in March 1995 and was Co-Portfolio Manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013. From the period September 2014 to the present, Mr. Ngim also serves as portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust, as well as a Management Trustee of the USCF ETF Trust from the period of August 2014 to the present. Mr. Ngim has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ngim earned his B.A. from the University of California at Berkeley.

27

Robert L. Nguyen, 56, Management Director and principal since July 2015. Mr. Nguyen has served on the Board of Wainwright Holdings Inc. since December 2014. Mr. Nguyen co-founded USCF in 2005 and served as a Management Director until March 2012. Mr. Nguyen was an Investment Manager with Ribera Investment Management, a high net worth money management firm, from January 2013 to March 2015. Prior to and concurrent with his services to USCF, from January 2000 to January 2013, Mr. Nguyen served as a Managing Principal for Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, which he co-founded in March 1995. Mr. Nguyen was a principal of USCF listed with the CFTC and NFA from November 2005 to March 2012 and has been registered as an associated person since December 2015. Mr. Nguyen earned his B.S. from California State University at Sacramento.

Melinda D. Gerber, 48, Management Director of USCF since June 2015. Ms. Gerber co-founded USCF in 2005. She is a writer and published her book, How to Create and manage a Mutual Fund or Exchange-Traded Fund: A Professional’s Guide (Wiley, 2008). Ms. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005. Ms. Gerber co-founded USCF in 2005 and prior to that, she co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. From March 1995 to January 2013, Ms. Gerber served as Secretary on the Board of Directors for the Ameristock Corporation and Ameristock Mutual Fund. Concurrent to her service as Secretary during the period of September 1994 to June 1999, Ms. Gerber was a project manager and consultant at GAP, Inc., a global apparel retail company. She was recognized by GAP, Inc. as one of the five most innovative individuals in the company. Ms. Gerber earned an MBA from the University of Southern California in 1994 and graduated from the University of California at Santa Barbara in 1990.

Ray W. Allen, 59, Portfolio Manager of USCF since January 2008. Mr. Allen was the portfolio manager of UGA from February 2008 until March 2010, the portfolio manager of UHN from April 2008 until March 2010 and the portfolio manager of UNL from November 2009 until March 2010. Mr. Allen has been the portfolio manager of DNO since September 2009, and the portfolio manager of USO and USL since March 2010 and the manager of BNO since June 2010. Mr. Allen has been a principal of USCF listed with the CFTC and NFA since March 2009 and has been registered as an associated person of USCF since July 2015 and from March 2008 to November 2012. Additionally, Mr. Allen has been approved as an NFA swaps associated person since July 2015. Mr. Allen earned a B.A. in economics from the University of California at Berkeley and holds an NFA Series 3 registration.

Kevin A. Baum, 45, Portfolio Manager of USCF since March 2016. Prior to joining USCF, Mr. Baum temporarily retired from December 2015 to March 2016. Mr. Baum served as the Vice President and Senior Portfolio Manager for Invesco PowerShares Capital Management LLC, an investment manager that manages a family of exchange-traded funds, from October 2014 through December 2015. Mr. Baum was temporarily retired from May 2012 through September 2014. From May 1993 to April 2012, Mr. Baum worked as the Senior Portfolio Manager, Head of Commodities for Oppenheimer Real Asset Management Inc., a global asset manager. Mr. Baum has been a principal and associated person of USCF since March 2016 and became listed as such with the CFTC via the NFA in April 2016. Mr. Baum is a CFA Charterholder, CAIA Charterholder, and earned a B.B.A. in Finance from Texas Tech University.

Carolyn M. Yu, 57, General Counsel and Chief Compliance Officer of USCF since May 2015 and February 2013, respectively, and from August 2011 through April 2015, Ms. Yu served as Assistant General Counsel. Since May 2015, Ms. Yu has served as Chief Legal Officer and Chief Compliance Officer of USCF Advisers LLC and USCF ETF Trust as well as Chief AML Officer of USCF ETF Trust. Prior to May 2015, Ms. Yu was the Assistant Chief Compliance Officer and AML Officer of the USCF ETF Trust. Previously, Ms. Yu served as Branch Chief with the Securities Enforcement Branch for the State of Hawaii, Department of Commerce and Consumer Affairs from February 2008 to August 2011. She has been a principal of USCF listed with the CFTC and NFA since August 2013. Ms. Yu earned her JD from Golden Gate University School of Law and a B.S. in business administration from San Francisco State University.

Gordon L. Ellis, 69, Independent Director of USCF since September 2005. Previously, Mr. Ellis was a founder of International Absorbents, Inc., its Class 1 Director and Chairman since July 1985 and July 1988, respectively, and Chief Executive Officer and President since November 1996. He also served as a director of Absorption Corp., a wholly-owned subsidiary of International Absorbents, Inc., which is a leading developer and producer of environmentally friendly pet care and industrial products, from May 2010 until March 2013 when International Absorbents, Inc. and Absorption Corp. were sold to Kinderhook Industries, a private investment banking firm. Concurrent with that, he founded and has served as Chairman from November 2000 to May 2010 of Lupaka Gold Corp., f/k/a Kcrok Enterprises Ltd., a firm that acquires, explores, develops, and evaluates gold mining properties in Peru, South America. Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). He has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ellis is an engineer and earned an MBA in international finance.

28

Malcolm R. Fobes III, 51, Independent Director of USCF and Chairman of USCF’s audit committee since September 2005. He founded and is the Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940 that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Mr. Fobes serves as Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Since 1997, Mr. Fobes has also served as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. He was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes has been a principal of USCF listed with the CFTC and NFA since November 2005. He earned a B.S. in finance with a minor in economics from San Jose State University in California.

Peter M. Robinson, 58, Independent Director of USCF since September 2005. Mr. Robinson has been a Research Fellow since 1993 with the Hoover Institution, a public policy think tank located on the campus of Stanford University. He authored three books and has been published in the New York Times, Red Herring, and Forbes ASAP and is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson has been a principal of USCF listed with the CFTC and NFA since December 2005. He earned an MBA from the Stanford University Graduate School of Business, graduated from Oxford University in 1982 after studying politics, philosophy, and economics and graduated summa cum laude from Dartmouth College in 1979.

Who is SummerHaven and SHIM?

Background of SummerHaven

SummerHaven is a Delaware limited liability company formed on August 11, 2009. Its offices are located at Soundview Plaza, 4th Floor, 1266 East Main Street, Stamford CT 06902, and its telephone number is (203) 352-2700. SummerHaven has been registered under the CEA as a commodity pool operator and a commodity trading advisor since October 9, 2009. SummerHaven became an NFA member effective October 9, 2009. From September 2009 to January 2010, SummerHaven was a registered investment advisor under the Investment Advisers Act of 1940. In January 2010, SummerHaven withdrew its registration since its assets under management was below $25 million. The firm’s management team has over 50 years of combined capital markets experience including commodity research and modeling, trading, investment management and risk management expertise.

Background of SHIM

SHIM is the owner, creator and licensor of commodity indices including the SCI, the SummerHaven Dynamic Commodity Index Total Return SM (“SDCI”) and the SummerHaven Dynamic Agriculture Index Total ReturnSM (“SDAI”). SHIM is a Delaware limited liability company formed on August 11, 2009. It maintains its main business office at Soundview Plaza, Fourth Floor, 1266 East Main Street, Stamford, CT 06902. The firm maintains a website at www.summerhavenindex.com. The firm creates innovative commodities indices focused on providing investors with better risk-adjusted returns than traditional commodity index benchmarks.

Principals of SummerHaven

Kurt J. Nelson has been employed by SummerHaven since August 2009 as a partner. His duties include investor relations, marketing and product structuring. From September 2007 to July 2009, Mr. Nelson was employed by UBS Investment Bank as a Managing Director where he led the U.S. commodity index for UBS. Mr. Nelson was a supervisory committee member of the UBS Bloomberg CMCI Index and Dow-Jones UBS Commodity Index, and he was responsible for launching the UBS exchange-traded note platform (E-TRACS). From March 1998 to January 2007, Mr. Nelson was employed by AIG Financial Products Corp. as a Managing Director. Mr. Nelson created and managed the high-net-worth derivatives business for AIG Financial Products, and he also provided equity derivative and commodity index solutions for U.S. corporations, institutional dealers and principal dealers. Mr. Nelson was not employed from January 2007 to September 2007. Mr. Nelson became listed as a principal of SummerHaven effective October 1, 2009, as an associated person of SummerHaven effective October 12, 2009 and as an associate member of the NFA effective October 12, 2009. Mr. Nelson is 45 years old.

Ashraf R. Rizvi has been employed by SummerHaven since April 2009 as a partner. His duties include trading and operational management. From October 1994 to February 2008, Mr. Rizvi was employed by UBS Investment Bank as a Managing Director and Global Head of Commodities Trading. Mr. Rizvi was not employed from February 2008 to April 2009. Mr. Rizvi became listed as a principal of SummerHaven effective October 9, 2009, as an associated person of SummerHaven effective September 9, 2011 and as an associate member of the NFA effective September 9, 2011. Mr. Rizvi is 52 years old.

29

K. Geert Rouwenhorst has been employed by SummerHaven since April 2009 as a partner. His duties include research and investor relations. From July 1990 to present, Dr. Rouwenhorst has been employed by Yale School of Management as a Professor of Finance. Dr. Rouwenhorst became listed as a principal of SummerHaven effective October 8, 2009, as an associated person of SummerHaven effective September 1, 2011 and as an associate member of the NFA effective September 1, 2011. Dr. Rouwenhorst is 54 years old.

Joseph J. Schultz has been employed by SummerHaven since April 2011 as a partner. His duties include supervision of the firm’s reporting, accounting, operations and compliance. From February 2004 to April 2011, Mr. Schultz was the Chief Operating Officer and a Managing Partner at Basso Capital Management, L.P., an employee owned hedge fund sponsor which provides services to pooled investment vehicles focused primarily on convertible securities and their underlying equity shares, where he was responsible for the oversight of the firm’s day-to-day operations. From May 1997 to February 2004, Mr. Schultz was a Vice President at AIG Trading Group, a subsidiary of American International Group, Inc. which provides currency and commodity prime brokerage, back-office support, access to e-commerce trading portals, and political-economic research and consulting services for the financial services industry, where he designed systems, procedural protocol and managed the daily operations for the fixed income and foreign currency options department and hedge funds. On July 11, 2011, Mr. Schultz became listed as a principal of SummerHaven. Mr. Schultz received a B.B.A. in Finance from Baruch College and is 43 years old.

CPER’s Service Providers

Custodian, Registrar, Transfer Agent, and Administrator

In its capacity as the Custodian for CPER, BBH&Co. may hold CPER’s Treasuries, cash and/or cash equivalents pursuant to a custodial agreement. BBH&Co. is also the registrar and transfer agent for the shares. In addition, in its capacity as Administrator for CPER, BBH&Co. performs certain administrative and accounting services for CPER and prepares certain SEC, NFA and CFTC reports on behalf of CPER.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to each series of the Trust and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of: (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays transaction fees ranging from $7 to $15 per transaction.

BBH&Co.’s principal business address is 50 Post Office Square, Boston, MA 02110-1548. BBH&Co., a private bank founded in 1818, is neither a publicly held company nor insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160-181, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

Delaware Trustee

Wilmington Trust, N.A. (the “Trustee”) serves as the Trust’s corporate trustee as required under the Delaware Statutory Trust Act (“DSTA”). The Trustee will receive $3,000 for the first year of its services.

The Trustee is the sole trustee of the Trust. The rights and duties of the Trustee and USCF with respect to the offering of the shares and CPER management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, USCF or the shareholders of CPER. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with USCF.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by USCF. USCF has the discretion to replace the Trustee.

30

Only the assets of the Trust and USCF are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, USCF has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of USCF, nor will the Trustee have any liability for the acts or omissions of USCF. The shareholders have no voice in the day to day management of the business and operations of CPER and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of CPER and the Trust, USCF may, in its sole and absolute discretion, appoint an affiliate or affiliates of USCF as additional sponsors and retain such persons, including affiliates of USCF, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

Marketing Agent

CPER also employs ALPS Distributors, Inc. as the Marketing Agent, which is further discussed under “What is the Plan of Distribution?” USCF pays the Marketing Agent an annual fee. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering.

The Marketing Agent’s principal business address is 1290 Broadway, Suite 1100, Denver, CO 80203. The Marketing Agent is a broker-dealer registered with FINRA and a member of the Securities Investor Protection Corporation.

Futures Commission Merchant

USCF on behalf of CPER has entered into an agreement with Wells Fargo Securities, LLC (“WFS”) whereby WFS will serve as a Futures Commission Merchant (“FCM”) for CPER. WFS is an indirect wholly owned subsidiary of Wells Fargo & Co. and has a principal place of business at 550 S. Tryon Street, Charlotte, North Carolina 28202.

Although WFS, in its capacity as Broker-Dealer and/or FCM, has been subject to regulatory disciplinary matters involving fines or other sanctions, as of the date hereof neither WFS nor any of its principals has been the subject of any material administrative, civil or criminal action, including any action that has been pending, on appeal, or concluded within the last five years, except as follows:

ABS CDO INVESTIGATION In April of 2011, Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC) entered into a settlement with the SEC in which the firm paid $11.2 million in disgorgement and penalties and agreed to cease and desist from violating Sections 17(a)(2) and (3) of the Securities Act, in order to resolve issues arising from an investigation into Wachovia Capital Markets, LLC’s ABS CDO underwriting, marketing and pricing practices.

ASSET-BACKED COMMERCIAL PAPER INVESTIGATION On August 14, 2012, the SEC entered a settled administrative order against Wells Fargo Brokerage Services LLC (n/k/a Wells Fargo Securities, LLC) and a former sales representative concerning alleged sales practice and suitability issues related to certain 2007 sales of three asset-backed commercial paper products to institutional and municipal purchasers. Without admitting or denying the allegations, the firm agreed to a censure, a cease-and-desist order, disgorgement of $65,000 plus prejudgment interest, and a civil penalty of $6.5 million.

NATIONAL CREDIT UNION ADMINISTRATION The National Credit Union Administration, as the successor to various federal credit unions, has asserted claims against Wachovia Capital Markets, WFS’s predecessor and Wachovia Mortgage Loan Trust (“WMLT”) (as the issuer of residential mortgage-backed securities (“RMBS”)) in three separate actions pending in federal courts in Kansas (the “Kansas Actions”), California (the “California Action”), and New York (the “New York Action”) as follows: National Credit Union Administration Board v. Wachovia Mortgage Loan Trust; National Credit Union Administration Board as Liquidating Agent of Western Corporate Federal Credit Union v. RBS Securities, Inc. f/k/a RBS Greenwich Capital Markets, Inc., et al.; and National Credit Union Administration Board v. Wachovia Capital Markets, LLC n/k/a Wells Fargo Securities, LLC. These actions seek to recover losses associated with the credit unions’ investment in RMBS underwritten or sold by WCM and/or issued by WMLT. These three matters were resolved in October of 2015 for $53 million and have now been dismissed.

31

NOVASTAR MORTGAGE LITIGATION This is a putative class action filed in federal court for the Southern District of New York involving six different NovaStar offerings in which Wachovia Capital Markets, LLC (WCM) served as one of several underwriters. It is alleged that the offering documents were materially misleading because they failed to disclose that NovaStar, which originated or acquired the loans backing the certificates disregarded its lending guidelines. The claims were initially dismissed in 2011 and 2012, but those rulings were overturned on appeal and all claims were reinstated by the trial court in 2015. The matter is currently being litigated.

WFS will only act as a clearing broker for CPER and as such will be paid commissions for executing and clearing trades on behalf of CPER. Prior to July 7, 2014, Newedge USA acted only as clearing broker for CPER and as such was paid commissions for executing and clearing trades on behalf of CPER. WFS will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or CPER.

WFS is not affiliated with USCF or CPER. Therefore, neither USCF nor CPER believe that there are any conflicts of interest with WFS or its trading principals arising from their acting as CPER’s FCM.

Commodity Trading Advisor

Currently, USCF employs SummerHaven as a commodity trading advisor. SummerHaven provides advisory services to USCF with respect to the SCI and investment decisions CPER. Its advisory services include, but are not limited to, general consultation regarding the calculation and maintenance of the SCI, anticipated changes to the SCI and the nature of the SCI’s current or anticipated component securities. For these services, USCF pays fees to SummerHaven. For additional information about the SCI and CPER’s trading program see “Additional Information About the SCI and CPER’s Trading Program.”

SummerHaven’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902.

USCF has also entered into a licensing agreement with SHIM. Under this licensing agreement, SHIM has sub-licensed to CPER, the use of certain names and marks, including the SCI with respect to CPER. For this license, USCF pays a fee to SHIM of $15,000 annually, plus 0.06% (6 basis points) of the average daily net assets of CPER.

SHIM’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902.

CPER’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of CPER. You should note that you may pay brokerage commissions on purchases and sales of CPER’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 58.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

	Fees and Expenses Before Fee/Expense Waiver(1)	Fee/Expense Waiver		After Fee/Expense Waiver
Management Fees	0.65%	0	%(2)	0.65%
Distribution Fees	None	N/A		None
Other Fund Expenses	3.19%	(3.04	)%(3)	0.15%
Total Annual Fund Operating Expenses	3.84%	(3.04	)%(4)	0.80%

(1)	Based on amounts for the year ended December 31, 2015. The individual expense amounts in dollar terms are shown in the table below. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.
Management Fees	$12,760
Professional Expenses	$61,175
Brokerage commissions	$947
Half Turn Commissions	$0
Independent Director and Officer Expenses	$418

32

(2)	Effective January 1, 2016, USCF permanently lowered the management fee paid by CPER to 0.65% (65 basis points) per annum of average daily total net assets (fee/expense waiver).
(3)	The contractual fee waiver went effective on May 1, 2014. The audited financial statements in the Annual Report differ, as the fees and expenses in the Annual Report reflect actual expenses before and after the contractual fee waiver went effective.
(4)	USCF has voluntarily agreed to pay certain expenses typically borne by CPER, to the extent that such expenses exceed 0.15% of CPER’s NAV, on an annualized basis. USCF can terminate this agreement at any time in its sole discretion. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in CPER.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical investment in a single share of CPER to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, an initial selling price per share of $14.53, which equals the NAV per share on March 31, 2016, is assumed. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $14.53 per share, the investment would have to generate a 0.72% or $0.11 return.

This breakeven analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.

Initial Selling Price Per Share	$14.53
Management Fee (0.65%)(1)	$0.094
Creation Basket Fee (0.010)%(2)	$(0.001)
Estimated Brokerage Fees (0.048%)(3)	$0.007
Interest Income (0.072%)(4)	$(0.010)
Independent Director and Officer Expenses (0.021%)(5)	$0.003
Professional Expenses (3.116%)(6)	$0.453
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the Share	$0.55
Percentage of initial Selling Price Per Share	3.76%
Reimbursement Credit (3.036)%	$(0.44)
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the unit (inclusive of credit)	$0.11
Percentage of initial selling price per unit (inclusive of credit)	0.72%

(1)	Effective January 1, 2016, USCF permanently lowered the management fee paid by CPER to 0.65% (65 basis points) per annum of average daily total net assets (fee/expense waiver). Average daily net assets are calculated daily by taking the average of the total net assets of CPER over the calendar year, i.e. We can confirm that these numbers are clerically accurate and are happy to discuss further if needed. By way of explanation, -1.148% is the average error in daily tracking as a percentage of the average daily movement in the Benchmark Futures Contract, i.e., the average of relative differences, not an average of the simple difference.
(2)	Authorized Participants are required to pay a Creation Basket fee of $350 for each order they place to create one or more baskets. This breakeven analysis assumes a hypothetical investment in a single unit, which would equal the $350 Creation Basket fee divided by the total number of outstanding shares plus the 50,000 shares created by the Creation Basket, so the Creation Basket fee is $0.010.
(3)	This amount is based on the actual brokerage fees for CPER calculated on an annualized basis and includes an estimated half-turn commission of $0.00 A half-turn commission is the commissions liability related to FCM transaction fees for futures contracts on a half-turn basis.
(4)	CPER earns interest on funds it deposits with its FCM and the Custodian and it estimates that the interest rate will be 0.072% based on the current interest rate on three-month Treasuries as of December 31, 2015. The actual rate may vary.

33

(5)	Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance. The foregoing assumes that the assets of CPER are aggregated with those of the Related Public Funds, that the aggregate fees paid to the independent directors for 2015 was $569,303, that the allocable portion of the fees borne by CPER equals $418 and that CPER has $1,963,135 in average total net assets during the calendar year ended December 31, 2015.
(6)	Professional Expenses include expenses for legal, audit, tax accounting and printing. CPER estimates the costs attributable to Professional Expenses for 2015 to be $61,175. The number in the break-even table assumes CPER has $1,963,135 in average total net assets during the calendar year ended December 31, 2015.

Conflicts of Interest

There are present and potential future conflicts of interest in CPER’s structure and operation you should consider before you purchase shares. USCF, SHIM and SummerHaven will use this notice of conflicts as a defense against any claim or other proceeding made. If USCF, SHIM or SummerHaven are not able to resolve these conflicts of interest adequately, it may impact CPER’s and the Related Public Funds’ ability to achieve their investment objectives.

34

The officers, directors and employees of USCF, SHIM and SummerHaven do not devote their time exclusively to CPER. These persons are directors, officers or employees of other entities which may compete with CPER for their services. They could have a conflict between their responsibilities to CPER and to those other entities.

USCF, SHIM and SummerHaven have adopted policies that prohibit these companies and their principals, officers, directors and employees from trading futures and related contracts in which either CPER or any of the Related Public Funds invests. These policies are intended to prevent conflicts of interest occurring where USCF, SHIM, SummerHaven or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against CPER or any of the Related Public Funds.

USCF has sole current authority to manage the investments and operations of CPER, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in CPER’s basic investment policy, dissolution of the Trust, or the sale or distribution of CPER’s assets.

USCF serves as the sponsor to CPER and the general partner to the Related Public Funds. USCF may have a conflict to the extent that its trading decisions for CPER may be influenced by the effect they would have on the other funds it manages.

In addition, USCF is required to indemnify the officers and directors of the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause USCF’s assets to decrease. If USCF’s other sources of income are not sufficient to compensate for the indemnification, then USCF may terminate and you could lose your investment.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between USCF or any of its affiliates, on the one hand, and the Trust, CPER or any shareholders or any other person, on the other hand, USCF shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Interests of Named Experts and Counsel

USCF has employed Sutherland Asbill & Brennan LLP to prepare this prospectus. Neither the law firm nor any other expert hired by USCF on behalf of the Trust and CPER, to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor does any such party have any present or future expectation of interest in USCF, Marketing Agent, Authorized Participants, Custodian, Administrator or other service providers to the Trust and CPER.

Ownership or Beneficial Interest in CPER

As of the date of this prospectus, USCF owns 40 shares of CPER.

Fiduciary and Regulatory Duties of USCF

The general fiduciary duties which would otherwise be imposed on USCF (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent).

Additionally, under the Trust Agreement USCF has the following obligations as a sponsor of the Trust:

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the shareholders;
•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;
•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

35

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;
•	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of CPER in accordance with the purposes of the Trust and this prospectus;
•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in USCF’s immediate possession or control;
•	Enter into and perform agreements with each Authorized Participant, receive from Authorized Participants and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Participant submitting a purchase order;
•	Receive from Authorized Participants and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Participants through the Depository, and thereupon cancel or cause to be cancelled, shares corresponding to the Redemption Baskets to be redeemed;
•	Interact with the Depository as required;
•	Delegate duties to one or more administrators, as USCF determines; and
•	Delegate duties to one or more commodity trading or other advisors, as USCF determines.

To the extent that, at law (common or statutory) or in equity, USCF has duties (including fiduciary duties) and liabilities relating thereto to the Trust, CPER, the shareholders or to any other person, USCF will not be liable to the Trust, CPER, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of USCF.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of CPER) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from USCF where the losses result from a violation by USCF of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against USCF (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Liability and Indemnification

Under the Trust Agreement, USCF, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to CPER, or to any shareholder for any loss suffered by the Trust or CPER which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the CPER and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by USCF with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by USCF to provide services to the Trust.

36

The Trust Agreement also provides that USCF (and any other Covered Person performing services on behalf of the Trust or CPER, as applicable, and acting within the scope of USCF’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by CPER separately to the extent the matter in question relates to a single fund or disproportionately affects a specific fund in relation to another fund) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a fund, as applicable, provided that (i) USCF was acting on behalf of or performing services for the Trust or a fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or a fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of USCF and (ii) any such indemnification will only be recoverable from the assets of the Trust or of CPER. All rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of USCF, or the withdrawal, adjudication of bankruptcy or insolvency of USCF, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against USCF.

USCF shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the series funds in the Trust, including CPER. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against USCF shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by USCF on behalf of the Trust or any fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any fund; and (iii) USCF undertakes to repay the advanced funds with interest to the Trust or any fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. USCF also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Provisions of Law

According to applicable law, indemnification of USCF is payable only if USCF determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and CPER and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by USCF, and such indemnification or agreement to hold harmless is recoverable only out of the assets of CPER.

37

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of USCF that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of USCF or any underwriter for CPER may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, USCF or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to USCF or its directors, officers, or persons controlling the Trust and CPER, the Trust has been informed that the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

The shareholders of CPER take no part in the management or control, and have no voice in the Trust’s operations or business. USCF generally has the right to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by USCF in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s shareholders may be called by USCF and may be called by it upon the written request of shareholders holding at least 50% of the outstanding shares of the Trust or CPER, as applicable. USCF shall deposit in the United States mail or electronically transmit written notice to all shareholders of CPER of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by USCF. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. shareholders may vote in person or by proxy at any such meeting.

Any action required or permitted to be taken by shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any shareholder to any action of the Trust, CPER or any shareholder, as contemplated by the Trust Agreement, is solicited by USCF, the solicitation shall be effected by notice to each shareholder given in the manner provided in accordance with the Trust Agreement. The Trust Agreement provides that shareholders are deemed to have consented to any proposals recommended by USCF in the shareholder notice unless such shareholders timely object to the proposals. Therefore, a lack of a response by a shareholder will have the same effect as if that shareholder had provided affirmative written consent for the proposed action. USCF and all parties dealing with the Trust may act in reliance on such deemed activity.

38

Termination Events

The Trust will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of USCF’s charter (and the expiration of 90 days after the date of notice to USCF of revocation without a reinstatement of its charter) or upon written notice by USCF of its withdrawal as Sponsor, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Sponsors. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the Trust and to appoint a successor Sponsor as provided above within 120 days of such event of withdrawal, shareholders holding shares representing at least a majority (over 50%) of the net asset value (not including shares held by USCF and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Agreement. Any such election must also provide for the election of a Sponsor to the reconstituted trust. If such an election is made, all shareholders of the Trust shall be bound thereby and continue as shareholders of the reconstituted trust.
•	The occurrence of any event which would make unlawful the continued existence of the Trust.
•	In the event of the suspension, revocation or termination of USCF’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated).
•	The Trust becomes insolvent or bankrupt.
•	The shareholders holding shares representing at least seventy-five percent (75%) of the net asset value (which excludes the shares of USCF) vote to dissolve CPER, notice of which is sent to USCF not less than ninety (90) business days prior to the effective date of termination.
•	The determination of USCF that the aggregate net assets of CPER in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust.
•	The Trust is required to be registered as an investment company under the Investment Company Act of 1940.
•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The Trust and CPER keep their books of record and account at the office of USCF located at 1999 Harrison Street, Suite 1530, Oakland, CA, 94612, or at the offices of the Administrator located at 50 Post Office Square, Boston, Massachusetts, 02110, or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust and CPER.

The Trust keeps a copy of the Trust Agreement on file in USCF’s office which will be available for inspection by any shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

At the end of each fiscal year, the Trust will furnish to DTC Participants for distribution to each person who is a shareholder at the end of the fiscal year an annual report containing the Trust’s audited financial statements and other information about the Trust and CPER. USCF is responsible for the registration and qualification of the shares under the federal securities laws and federal commodities laws and any other securities and blue sky laws of the United States or any other jurisdiction as USCF may select. USCF is responsible for preparing all reports required by the SEC, NYSE Arca and the CFTC, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, the CFTC and the NYSE Arca on the Trust’s behalf.

39

The financial statements of the Trust will be audited, as required by law and may be directed by USCF, by an independent registered public accounting firm designated from time to time by USCF. The accountants’ report will be furnished by the Trust to shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by applicable statute, rule or regulation.

In addition to periodic reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be assessed on the SEC’s website at www.sec.gov or on CPER’s website at www.uscfinvestments.com, the Trust pursuant to the Trust Agreement, will provide the following reports to shareholders in the manner prescribed below:

Annual Reports. Within 90 days after the end of each fiscal year, USCF shall cause to be delivered an annual report containing the following:

(i)	financial statements of the Trust, including without limitation, a balance sheet as of the end of the of the Trust’s fiscal year and statements of income, Trust’s equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,
(ii)	a general description of the activities of the Trust during the period covered by the report, and
(iii)	a report of any material transactions between the Trust and USCF or any of its affiliates, including fees or compensation paid by the Trust and the services performed by USCF or any such affiliate for such fees or compensation.

Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, USCF shall cause to be delivered, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by USCF as fairly presenting the financial position and results of operations of the Trust during the period covered by the report. The report shall also contain a description of any material event regarding the business of the Trust during the period covered by the report.

Monthly Reports. Within 30 days after the end of each month, USCF shall cause to be delivered, a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the Trust, USCF, commodity trading advisor, FCM, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports.

The Trust will provide information to its shareholders to the extent required by applicable SEC, CFTC and NYSE Arca requirements. An issuer, such as the Trust, of exchange-traded securities may not always readily know the identities of the investors who own those securities. The Trust and CPER will post the same information described above on www.uscfinvestments.com.

Fiscal Year

The fiscal year of CPER is the calendar year. USCF may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of USCF, the Trust, CPER, DTC (as registered owner of CPER’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. USCF, the Trust, CPER and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over USCF, the Trust or CPER.

40

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against USCF, the Trust or CPER, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Richards, Layton & Finger, P.A. has been retained to advise the Trust and USCF with respect to the shares being offered hereby and has passed upon the validity of the shares being issued hereunder. Sutherland Asbill & Brennan LLP has also provided CPER with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the statements of financial condition of the Trust and CPER at December 31, 2015 and 2014, including the schedule of investments as of December 31, 2015 and 2014, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2015, 2014, and 2013, that appear in the annual report on Form 10-K that are incorporated by reference. The financial statements in the Form 10-K were included herein in reliance upon the reports of Spicer Jeffries LLP dated March 11, 2016, given on its authority of such firm as experts in accounting and auditing.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of CPER, and the U.S. federal income tax treatment of CPER, as of the date hereof. In general, this discussion is applicable to a shareholder who holds its shares as a capital asset. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in shares. For example, we have not described tax consequences that may be relevant to certain types of shareholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

As used herein, the term “U.S. Shareholder” means a shareholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your own tax advisor regarding the tax consequences.

USCF has received the opinion of Sutherland Asbill & Brennan LLP, counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material U.S. federal income tax consequences to CPER and to U.S. shareholders and Non-U.S. shareholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Sutherland Asbill & Brennan LLP has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and USCF. This opinion is not binding on the IRS. No ruling has been requested from the IRS with respect to any matter affecting CPER or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

41

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and CPER

The Trust is organized and operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and CPER’s status as a series of that trust, due to the nature of its activities, CPER will be treated as a partnership rather than a trust for United States federal income tax purposes. In addition, the trading of shares on the NYSE Arca will cause CPER to be classified as a “publicly traded partnership” for federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as CPER) that is not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. In connection with the opinion provided by Sutherland Asbill & Brennan LLP, the Trust and USCF have represented, among other things, the following to Sutherland Asbill & Brennan LLP:

•	At least 90% of CPER’s gross income for each taxable year will be derived from (i) income and gains from commodities (not held as inventory) or futures, forwards, options, OTC swap transactions, cleared swaps and other notional principal contracts with respect to commodities, and (ii) interest income;
•	CPER is organized and will be operated in accordance with its governing documents and applicable law; and
•	CPER has not elected, and CPER will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Sutherland Asbill & Brennan LLP is of the opinion that CPER will be classified as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. CPER’s taxation as a partnership rather than a corporation will require USCF to conduct CPER’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that CPER’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Sutherland Asbill & Brennan LLP will not review CPER’s ongoing compliance with these requirements and will have no obligation to advise the Trust, CPER or CPER’s shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If CPER failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case CPER could be required to pay over amounts determined by the IRS), CPER would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, shareholders of CPER would not report their share of CPER’s income or loss on their returns.

In addition, any distributions to shareholders would be treated as ordinary dividends to the extent of CPER’s current and accumulated earnings and profits. Subject to holding period and other requirements, any such dividend would be a qualifying dividend subject to U.S. federal income tax at the lower maximum tax rates applicable to long-term capital gains. To the extent a distribution exceeded CPER’s earnings and profits, it would be treated as a return of capital up to the amount of a shareholder’s basis in its shares and thereafter as gain from the sale of shares. Accordingly, if CPER were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in CPER and on the value of the shares.

The remainder of this summary assumes that CPER is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

42

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of CPER’s Income. No U.S. federal income tax is paid by CPER on its income. Instead, CPER files annual information returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of CPER’s income, gain, loss, deduction and credit reported on CPER’s partnership return. These items must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from CPER during the taxable year. As a result, if, for example, CPER recognizes ordinary income in the form of interest on Treasuries and other investments, and net capital gain from Eligible Copper Futures Contracts and Other Copper-Related Investments for a taxable year, shareholders must report their share of these items regardless of whether CPER makes any distributions to shareholders. Consequently, a shareholder may be taxed on income or gain recognized by CPER but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because USCF currently does not intend to make distributions, it is likely that a U.S. Shareholder that is allocated income or gain from CPER will be required to pay taxes on its allocable share of such income or gain from sources other than CPER distributions.

Monthly Conventions for Allocations of CPER’s Profit and Loss and Capital Account Restatement. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below, concerning certain conventions to be used by CPER, allocations of CPER income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a shareholder’s interest in CPER.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. CPER intends to allocate tax items using an interim closing of the books method under which income, gain, loss, deductions and credits will be determined on a monthly “mark-to-market” basis, taking into account CPER’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of shares in proportion to the number of shares owned by them as of the close of business on the last trading day of the previous month (the “monthly allocation convention”).

Under the monthly allocation convention, if an investor who held a share as of the close of business on the last trading day of the previous month disposes of a share during the current month, such investor will be treated for purposes of making allocations as if it owned the share throughout the current month. For example, an investor who buys a share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that share for April will be allocated to the person who is the actual or deemed holder of the share as of the close of business on the last trading day of March. Under the monthly convention, an investor who purchases and sells a share during the same month, and therefore does not hold (and is not deemed to hold) the share at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that share for any period. Accordingly, investors may receive no allocations with respect to shares that they actually held, or may receive allocations with respect to shares attributable to periods that they did not actually hold the shares. Investors who hold a share on the last trading day of the first month of CPER’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the share.

By investing in shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to shareholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, CPER generally will credit or debit the “book” capital accounts of its existing shareholders with any unrealized gain or loss, on CPER’s assets. For this purpose, unrealized gain or loss will be computed based on the lowest fair market value of CPER’s assets during the month in which shares are issued or redeemed, which may be different than the value of the assets at the time of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the tax basis and fair market value of assets of CPER at the time new shares are issued or outstanding shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among shareholders any unrealized appreciation or depreciation in CPER’s assets existing at the time of a contribution or redemption for book and tax purposes.

43

USCF believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and the applicable Treasury Regulations, and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with shareholders’ interests in CPER for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with methods permitted under the applicable Treasury Regulations, as well as the legislative history for the provisions that requires allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge CPER’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. USCF is authorized to revise our allocation method to conform to the requirements of future Treasury Regulations.

The conventions used by CPER in making tax allocations may cause a shareholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by CPER during the period it held its shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the shares are sold, but could be permanent. For example, a shareholder could be allocated income accruing before it purchased its shares, resulting in an increase in the basis of the shares (see “Tax Basis of Shares”, below). On a subsequent disposition of the shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election. CPER intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that in connection with a secondary market sale, CPER adjusts the purchaser’s proportionate share of the tax basis of its assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in CPER’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the tax bases of CPER’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, CPER will use certain simplifying conventions and assumptions. In particular, CPER will obtain information regarding secondary market transactions in its shares and use this information to make adjustments to shareholders’ basis in CPER’s assets. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some shareholders.

Section 1256 Contracts. For federal income tax purposes, CPER generally is required to use a “mark-to-market” method of accounting under which unrealized gains and losses on instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of CPER’s Eligible Copper Futures Contracts and some of its Other Copper-Related Investments will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to market of CPER’s section 1256 contracts will be subject to 60 – 40 treatment and allocated to shareholders in accordance with the monthly allocation convention. Cleared swaps and other commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to shareholders by CPER, including but not limited to those described below.

44

A shareholder’s deduction of its allocable share of any loss of CPER is limited to the lesser of (1) the tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to CPER’s activities. In general, the amount at risk will be a shareholder’s invested capital plus your share of any recourse debt of CPER for which you are liable. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which CPER generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that CPER pays to USCF and other expenses of CPER constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or
•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a shareholder will generally include any interest accrued by CPER and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that CPER allocates losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by CPER for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of CPER’s losses and expenses.

Tax Basis of Shares

A shareholder’s tax basis in its shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from CPER, and (3) its ability to utilize its distributive share of any losses of CPER on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of CPER’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of CPER as to which the shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of CPER that are not partner nonrecourse liabilities as to any shareholder.

A shareholder’s tax basis in its shares generally will be (1) increased by (a) its allocable share of CPER’s taxable income and gain and (b) any additional contributions by the shareholder to CPER and (2) decreased (but not below zero) by (a) its allocable share of CPER’s tax deductions and losses and (b) any distributions by CPER to the shareholder. For this purpose, an increase in a shareholder’s share of CPER’s liabilities will be treated as a contribution of cash by the shareholder to CPER and a decrease in that share will be treated as a distribution of cash by CPER to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its shares to the shares sold.

45

Treatment of CPER Distributions. If CPER makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain exceptions and adjustments) of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in CPER immediately before the distribution. Any cash distributions in excess of a shareholder’s tax basis generally will be treated as gain from the sale or exchange of shares.

Constructive Termination of the Partnership. CPER will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its shares within a 12-month period. A termination would result in the closing of CPER’s taxable year for all shareholders. In the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of CPER’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties for the shareholders if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Shares

If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the shares sold. A shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any CPER debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is not able to identify the holding periods of the shares sold, the shareholder may have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in CPER that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in CPER.

Under Section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by CPER. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by CPER. However, the short term capital gain on section 1256 contracts resulting from 60 – 40 treatment, described above, should not be subject to this rule.

If some or all of a shareholder’s shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the shareholder may be considered as having made a taxable disposition of the loaned shares, in which case —

•	the shareholder may recognize taxable gain or loss to the same extent as if it had sold the shares for cash;
•	any of CPER’s income, gain, loss, deduction or credit allocable to those shares during the period of the loan will not be reportable by the shareholder for tax purposes; and
•	any distributions the shareholder receives with respect to the shares under the loan agreements will be fully taxable to the shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their shares.

46

Other Tax Matters

Information Reporting. The Trust will report tax information to the beneficial owners of shares and the IRS. Shareholders of CPER are treated as beneficial owners for federal income tax purposes. Accordingly, CPER will furnish its shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered beneficial owners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat as a shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the shares.

Persons who hold an interest in CPER as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Code for failure to report such information correctly to CPER. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $250 or, if greater, 10% of the aggregate amount of items required to be reported, and the $1,500,000 maximum does not apply. The nominee is required to supply the beneficial owner of the shares with the information furnished to CPER.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by CPER. Adjustments resulting from any such audit may require each shareholder to adjust a prior year’s tax liability and could result in an audit of the shareholder’s own return. Any audit of a shareholder’s return could result in adjustments of non-partnership items as well as CPER items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders. The Code provides for one shareholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints USCF as the tax matters partner of CPER.

For taxable years beginning after December 31, 2017, the Bipartisan Budget Act of 2015 substantially modifies the procedures described in the preceding paragraph. Under these new rules, for periods beginning after December 31, 2017, CPER may be liable for U.S. federal income tax on any “imputed understatement” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If CPER is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of CPER and would likely have an adverse impact on the value of the shares. Under certain circumstances, CPER may be eligible to make an election to cause the shareholders to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as CPER to make this election is uncertain. If the election is made, CPER would be required to provide shareholders who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The shareholders would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The resulting tax liability of a shareholder of taking the adjustment into account in the year in which the Adjusted K-1 is issued may be less favorable to the shareholder than if the adjustment were taken into account in the reviewed year. In addition, the new rules generally provided for the appointment of a person as a partnership representative that has sole authority to act on behalf of the partnership with respect to any partnership audit. The Trust Agreement appoints USCF as the partnership representative of CPER.

47

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of certain “reportable transactions” through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or shareholders if a shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its shares, or possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax on Investment Income. Individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If CPER were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization shareholder of CPER, then in computing its UBTI, the shareholder must include its share of (1) CPER’s gross income from the unrelated trade or business, whether or not distributed, and (2) CPER’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. CPER currently does not anticipate that it will borrow money to acquire investments; however, CPER cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization shareholder that incurs acquisition indebtedness to purchase its shares in CPER may have UBTI.

The federal tax rate applicable to an exempt organization shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the shareholder’s form of organization. CPER may report to each such shareholder information as to the portion, if any, of the shareholder’s income and gains from CPER for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that CPER’s calculation of UBTI will be accepted by the IRS. An exempt organization shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as CPER is a qualified publicly traded partnership is made on an annual basis. CPER expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

48

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 39.6% for individual shareholders and a rate of 35% for corporate shareholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, CPER believes that the activities directly conducted by CPER will not result in CPER being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that CPER’s activities constitute a U.S. trade or business.

In the event that CPER’s activities were considered to constitute a U.S. trade or business, CPER would be required to withhold at the highest rate specified in Code section 1 (currently 39.6%) on allocations of our income to individual Non-U.S. Shareholders and the highest rate specified in Code Section 11(b) (currently 35%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is allocated or distributed. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by CPER will be treated as a distribution to the Non-U.S. Shareholder.

If CPER is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from CPER or its allocable share of CPER’s income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such shareholder.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides CPER with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of CPER’s interest income will qualify as “portfolio interest.” In order for CPER to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Shareholders to provide CPER with a timely and properly completed and executed Form W-8BEN, W-8BEN-E or other applicable form.

Gain from Sale of Shares. Gain from the sale or exchange of shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

49

Prospective Non-U.S. Shareholders should consult their tax advisor with regard to these and other issues unique to Non-U.S. Shareholders.

Backup Withholding

CPER may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all payments to: (1) any shareholder who fails to furnish CPER with his, her or its correct taxpayer identification number or a certificate that the shareholder is exempt from backup withholding, and (2) any shareholder with respect to whom the IRS notifies CPER that the shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Foreign Account Tax Compliance Act Provisions

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIS (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and comply with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends, and after December 31, 2018, the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a non-U.S. shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a non-U.S. shareholder might be eligible for refunds or credits of such taxes.

Other Tax Considerations

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which CPER does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in CPER. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Sutherland Asbill & Brennan LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii)a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA “plan assets” rules (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in CPER. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in CPER and the manner in which shares should be purchased.

50

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in CPER, including the role that an investment in CPER would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in CPER, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in CPER complies with the terms of the plan.

CPER and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);
(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and
(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

USCF believes that the conditions described above are satisfied with respect to the shares of CPER. USCF believes that the shares of CPER therefore constitute publicly-offered securities, and the underlying assets of CPER should not be considered to constitute plan assets of any plan that purchases shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, shares may not be purchased with the assets of a plan if USCF, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;
•	exercise any authority or control with respect to management or disposition of the assets of the plan;
•	render investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the plan;
•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or
•	have any discretionary authority or discretionary responsibility in the administration of the plan.

51

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in shares constitutes an arrangement under which CPER is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the shares, (3) the investing plan, by itself, has the authority or influence to cause CPER to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause CPER to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from CPER and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and USCF makes no representation regarding whether an investment in shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in CPER (and any continued investment in CPER), or the operation and administration of CPER, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in CPER is not to be construed as a representation by the Trust, CPER, USCF, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in CPER in light of the circumstances of the particular plan, current tax law and ERISA.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all Shareholders and holders of the shares in certificated form in the registry (“Register”). USCF recognizes transfer of shares in certified form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in DTC.

52

Book Entry

Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of each series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, CPER or USCF on behalf of the Trust or CPER, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over CPER. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of CPER and the Trust to USCF. The Trustee does not provide custodial services with respect to the assets of CPER.

53

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by USCF on behalf of the Trust or CPER shall give notice that the obligation is not binding upon the shareholders individually but is binding only upon the assets and property of CPER, and no resort shall be had to the shareholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and CPER indemnify all shareholders of CPER against any liability that such shareholders might incur solely based on their status as shareholders of one or more shares (other than for taxes for which such shareholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Shares

Most investors buy and sell shares of CPER in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “CPER.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Participants

The offering of CPER’s shares is a best efforts offering. CPER continuously offers Creation Baskets consisting of 50,000 shares through the Marketing Agent, to Authorized Participants. Authorized Participants pay a $350 transaction fee for each order they place to create or redeem one or more baskets. The Marketing Agent receives, for its services as marketing agent to CPER, a marketing fee of 0.06% on CPER’s assets up to the first $3 billion and 0.04% on CPER’s assets in excess of $3 billion; provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of CPER calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding shares of CPER. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, CPER. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public shares of any baskets it does create.

As of March 31, 2016, CPER had the following Authorized Participants: BNP Paribas Prime Brokerage, Inc., BNP Paribas Securities Corp., Citadel Securities LLC, Credit Suisse Securities USA LLC, Goldman Sachs & Company, Jefferies & Company Inc., JP Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. LLC, RBC Capital Markets LLC and Virtu Financial BD LLC.

Because new shares can be created and issued on an ongoing basis, at any point during the life of CPER, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Creation Baskets. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from CPER, breaks the basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. In contrast, Authorized Participants may engage in secondary market or other transactions in shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

54

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

USCF intends any broker-dealers selling shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker- dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by USCF, they will not be entitled to receive a discount or commission from the Trust or USCF for their purchases of Creation Baskets.

Calculating Per Share NAV

CPER’s per share NAV is calculated by:

•	Taking the current market value of its total assets;
•	Subtracting any liabilities; and
•	Dividing that total by the total number of outstanding shares.

The Administrator calculates the NAV of CPER once each NYSE Arca trading day. The NAV for a normal trading day will be released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator will use the closing prices on the relevant Futures Exchanges of the Benchmark Component Copper Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but calculates or determines the value of all other investments of CPER using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement among BBH&Co., CPER and USCF. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by CPER in the regular course of their business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to CPER for use by investors and market professionals, the NYSE Arca will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per share of CPER as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the SCI as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value share basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day values of CPER’s investments.

The indicative fund value will be disseminated on a per share basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the COMEX ends prior to the close of the core trading session on NYSE Arca. As a result, there will be a gap in time at the beginning and/or the end of each day during which CPER’s shares are traded on the NYSE Arca, but real-time futures exchange trading prices for Benchmark Component Copper Futures Contracts traded on the COMEX are not available. During such gaps in time the indicative fund value- will be calculated based on the end of day price of such Benchmark Component Copper Futures Contracts from Futures Exchanges immediately preceding trading session. In addition, Other Copper-Related Investments and Treasuries held by CPER will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

55

The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the NYSE Arca’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the shares of CPER on the NYSE Arca. Investors and market professionals will be able throughout the trading day to compare the market price of CPER and the indicative fund value. If the market price of the shares of CPER diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if CPER appears to be trading at a discount compared to the indicative fund value, a market professional could buy shares of CPER on the NYSE Arca and sell short copper futures contracts. Such arbitrage trades can tighten the tracking between the market price of CPER and the indicative fund value and thus can be beneficial to all market participants.

Creation and Redemption of Shares

CPER creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to CPER or the distribution by CPER of the amount of Treasuries and/or cash represented by the baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with USCF (each such agreement, an “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by CPER, without the consent of any limited partner or Shareholder or Authorized Participant. Authorized Participants pay a transaction fee of $350 to CPER for each order they place to create or redeem one or more baskets. Authorized Participants who make deposits with CPER in exchange for baskets receive no fees, commission or other form of compensation or inducement of any kind from either CPER or USCF, and no such person will have any obligation or responsibility to CPER or USCF to effect any sale or resale of shares.

Certain Authorized Participants are expected to be capable of participating directly in the physical copper market and the Copper Interests markets. Some Authorized Participants or their affiliates may from time to time buy or sell copper or Copper Interests and may profit in these instances. USCF believes that the size and operation of the copper market makes it unlikely that Authorized Participants’ direct activities in the copper or securities markets will significantly affect the price of copper, Copper Interests, or the shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, USCF, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement is attached to this prospectus. The form of Authorized Participant Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

56

Creation Procedures

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the NYSE Arca, the New York Stock Exchange, or any futures exchange upon which a Benchmark Component Copper Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Treasuries, cash or a combination of Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of CPER, and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with CPER for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and types of contracts specified shall be determined by USCF, in its sole discretion, to meet CPER’s investment objective and shall be purchased as a result of the Authorized Participant’s purchase of shares.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of CPER (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. USCF determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash, that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 pm New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for transferring to CPER’s account with the Custodian the required amount of Treasuries and/or cash by noon New York time on the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the third business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of CPER shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. CPER’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

USCF acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any purchase order or Creation Basket Deposit if USCF determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;
•	it would not be in the best interest of the shareholders of CPER;

57

•	due to position limits or otherwise, investment alternatives that will enable CPER to meet its investment objective are not available to CPER at that time;
•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to CPER or its shareholders;
•	the acceptance or receipt of which would, in the opinion of counsel to USCF, be unlawful; or
•	circumstances outside the control of USCF, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Creation Baskets (including if USCF determines that the investments available to CPER at that time will not enable it to meet its investment objective).

None of USCF, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent (“Redemption Order Date”). The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to CPER not later than noon New York time on the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to USCF’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to CPER’s account with the Custodian no later than 3:00 p.m. New York time on the third business day following the effective date of the redemption order (“Redemption Order Date”), and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with CPER for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet CPER’s investment objective and shall be sold as a result of the Authorized Participant’s sale of shares.

Determination of Redemption Distribution

The redemption distribution from CPER will consist of a transfer to the redeeming Authorized Participant of an amount of Treasuries and/or cash that is in the same proportion to the total assets of CPER (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. USCF, directly or in consultation with the Administrator, determines the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash, that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from CPER will be delivered to the Authorized Participant on the third business day following the redemption order date if, by 3:00 p.m., New York time on such third business day, CPER’s DTC account has been credited with the baskets to be redeemed. If CPER’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if USCF receives the fee applicable to the extension of the redemption distribution date which USCF may, from time to time, determine and the remaining baskets to be redeemed are credited to CPER’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from USCF, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to CPER’s DTC account by 3:00 p.m., New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as USCF may from time to time determine.

58

Suspension or Rejection of Redemption Orders

USCF may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or any of the futures exchanges upon which a Benchmark Component Copper Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or such futures exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as USCF determines to be necessary for the protection of the shareholders. For example, USCF may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of CPER’s assets at an appropriate value to fund a redemption. If USCF has difficulty liquidating CPER’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of USCF, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. USCF acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) USCF determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of USCF, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the shares to be delivered under the Redemption Order. USCF may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., two baskets) or less.

Creation and Redemption Transaction Fee

To compensate CPER for its expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to CPER of $350 per order to create or redeem baskets, regardless of the number of baskets in such order. The transaction fee may be reduced, increased or otherwise changed by USCF. USCF shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify USCF and CPER if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, CPER will create and redeem shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to CPER or the distribution by CPER of the amount of Treasuries and/or cash equal to the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the NYSE Arca, the NAV of the shares at the time the Authorized Participant purchased the Creation Baskets, the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the Copper Interests. Baskets are generally redeemed when the price per share is at a discount to the NAV per share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with CPER in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either CPER or USCF and no such person has any obligation or responsibility to USCF or CPER to effect any sale or resale of shares. Shares trade in the secondary market on the NYSE Arca. Shares are expected to trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share. The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by various factors, including the number of investors who seek to purchase or sell shares in the secondary market and the liquidity of the Copper Interests. While the shares trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Copper Interests may be reduced after the close of the futures exchanges upon which the Benchmark Component Copper Futures Contracts are traded. As a result, during this time, trading spreads, and the resulting premium or discount, on the units may widen.

59

Use of Proceeds

USCF will cause CPER to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. USCF will invest CPER’s assets in Copper Interests. When CPER purchases Copper Interests that are exchange-traded, CPER will be required to deposit typically 5% to 30% with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Copper Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in OTC contracts will generally impose similar collateral requirements on CPER. USCF will invest CPER’s assets that remain after margin and collateral is posted in Treasuries, cash and/or cash equivalents. Subject to these margin and collateral requirements, USCF has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with FCMs or other custodians;
•	used for other investments; and
•	held in bank accounts to pay current obligations and as reserves.

Approximately 5% to 30% of CPER’s assets have normally been committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. Ongoing margin and collateral payments will generally be required for both exchange-traded and OTC contracts based on changes in the value of the Copper Interests. Furthermore, ongoing collateral requirements with respect to OTC contracts are negotiated by the parties, and may be affected by overall market volatility, volatility of the SCI, the ability of the counterparty to hedge its exposure under the Copper Interests, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and OTC contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of CPER’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by CPER will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for CPER’s benefit. USCF invests the balance of CPER’s assets not invested in Copper Interests or held in margin as reserves to be available for changes in margin. All interest income is used for CPER’s benefit.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to CPER to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The assets of CPER posted as margin for Eligible Copper Futures Contracts will be held in segregation pursuant to the CEA and CFTC regulations.

If CPER enters into a swap agreement, it must post both collateral and independent amounts to its swap counterparty(ies). The amount of collateral CPER posts changes according to the amounts owed by CPER to its counterparty on a given swap transaction, while independent amounts are fixed amounts posted by CPER at the start of a swap transaction. Collateral and independent amounts posted to swap counterparties will be held by a third party custodian.

Additional Information About the SCI and CPER’s Trading Program

The overall return on the SCI is generated by two components: (i) uncollateralized returns from the Benchmark Component Copper Futures Contracts comprising the SCI, and (ii) a daily fixed income return reflecting the interest earned on hypothetical 3-month Treasuries, calculated using the weekly auction rate for 3-Month Treasuries published by the U.S. Department of the Treasury. SHIM is the owner of the SCI.

60

Table 1 below lists the Futures Exchange on which the Eligible Copper Futures Contracts are listed and quotation details. Table 2 lists the Eligible Copper Futures Contracts, their sector designation and maximum allowable tenor.

TABLE 1

Commodity	Designated Contract	Exchange	Units	Quote
Copper	Copper	COMEX	25,000 lbs	U.S. cents/pound

TABLE 2

Commodity Name	Commodity Symbol	Allowed Contracts	Max. Tenor
Copper	HG	All 12 calendar months	12

Prior to the end of each month, SHIM determines the composition of the SCI and provides such information to the NYSE Arca. Values of the SCI are computed by the NYSE Arca and disseminated approximately every fifteen (15) seconds from 8:00 a.m. to 5:00 p.m., New York City time, which also publishes a daily SCI value at approximately 5:30 p.m., New York City time, under the index ticker symbol “SCI”. Only settlement and last-sale prices are used in the SCI’s calculation, bids and offers are not recognized — including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying SCI may lag its theoretical value. This tendency to lag is evident at the end of the day when the SCI value is based on the settlement prices of the Benchmark Component Copper Futures Contracts, and explains why the underlying SCI often closes at or near the high or low for the day.

Composition of the SCI

The composition of the SCI on any given day, as determined and published by SHIM, is determinative of the benchmark for CPER. Neither the index methodology for the SCI nor any set of procedures, however, are capable of anticipating all possible circumstances and events that may occur with respect to the SCI and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the SCI that cannot be adequately reflected in this description of the SCI. All questions of interpretation with respect to the application of the provisions of the index methodology for the SCI, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by SHIM.

Contract Expirations

Because the SCI is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as contract expirations. The contract expirations included in the SCI for each commodity during a given year are designated by SHIM, provided that each contract must be an active contract. An active contract for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a futures exchange, such as the COMEX, ceases trading in all contract expirations relating to an Eligible Copper Futures Contract, SHIM may designate a replacement contract. The replacement contract must satisfy the eligibility criteria for inclusion in the SCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the SCI. If that timing is not practicable, SHIM will determine the date of the replacement based on a number of factors, including the differences between the existing Benchmark Component Copper Futures Contract and the replacement contract with respect to contractual specifications and contract expirations.

The designation of a replacement contract could affect the value of the SCI, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the replacement contract. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the SCI.

Contract Selection and Weighting

Weights for each of the Benchmark Component Copper Futures Contracts are determined for the next month. The methodology used to calculate the SCI weighting is based solely on quantitative data using observable futures prices and is not subject to human bias.

61

The monthly weighting selection is a process based upon examination of the relevant futures prices for copper:

1) On CPER’s Selection Date (“CPER’s Selection Date”):

a)	the copper futures curve is assessed to be in either backwardation or contango (as discussed below); and
b)	the annualized percentage price difference between the Closest-to-Expiration Eligible Copper Futures Contract and each of the Next Four Eligible Copper Futures Contracts is calculated. For each month, the Closest-to-Expiration Eligible Copper Futures Contract and the Next Four Eligible Copper Futures Contracts are as follows:
Month	January	February	March	April	May	June	July	August	September	October	November	December

Closest-to-Expiration Eligible Futures Contract	February	March	April	May	June	July	August	September	October	November	December	January

Next Four Eligible	April	May	June	July	August	September	October	November	December	January	February	March
Futures Contracts	May	June	July	August	September	October	November	December	January	February	March	April
	June	July	August	September	October	November	December	January	February	March	April	May
	July	August	September	October	November	December	January	February	March	April	May	June

A futures curve in backwardation occurs when the price of the closest-to-expiration contract is greater than or equal to the price of the third closest-to-expiration contract. These contracts will have expirations that are approximately two months apart. A curve not in backwardation is defined as being in contango, which occurs when the price of the closest-to-expiration contract is less than the price of the third closest-to-expiration contract.

2a) Backwardation: If the copper futures curve is in backwardation on the Selection Date, the SCI takes positions in the two Eligible Copper Futures Contracts with the highest annualized percentage price difference, each weighted at 50%.

A hypothetical example is included below, with the two selected Eligible Copper Futures Contracts shaded below (the selected commodities are ranked 1 and 2):

Copper Futures Contract	Expiration Date	Contract Price
Nearest-to-maturity	November-10	374.70
Third nearest-to-maturity	January-11	365.20

Eligible Copper Futures Contracts	Price	Annualized Percentage Price Difference	Ranking
January-11	365.20	10.47%	1
February-11	363.00	10.15%	4
March-11	359.70	10.36%	3
April-11	356.70	10.41%	2

2b) Contango: If the copper futures curve is in contango, then the SCI takes positions in three Eligible Copper Futures Contracts, as follows: first, the SCI takes positions in the two Eligible Copper Futures Contracts with the highest annualized percentage price difference, each weighted at 25%; then, the SCI also takes a position in the closest-to-expiration December Eligible Future Contract that has expiration more distant than the fourth of the Next Four Eligible Copper Futures Contracts for the applicable month, which position is weighted at 50%.

A hypothetical example is included below, with the next two selected Eligible Copper Futures Contracts shaded below (the selected commodities are ranked 1 – 2):

Copper Futures Contract	Expiration Date	Contract Price
Nearest-to-maturity	November-10	374.00
Third nearest-to-maturity	January-11	375.70

Eligible Copper Futures Contracts	Price	Annualized Percentage Price Difference	Ranking
January-11	375.70	(1.97)%	4
February-11	376.00	(1.78)%	3
March-11	376.30	(1.59)%	2
April-11	376.40	(1.37)%	1

62

Due to the dynamic monthly weighting calculation, the individual weights will vary-over time, depending on the price observations each month. CPER’s Selection Date for the SCI is the last business day of the calendar month.

The following graph shows the weights of the Benchmark Component Copper Futures Contracts selected for inclusion in the SCI as of March 31, 2016.

Portfolio Construction

The portfolio rebalancing takes place during the Rebalancing Period. At the end of each of the days in the Rebalancing Period one fourth of the prior month portfolio positions are replaced by the new weights for the Benchmark Component Copper Futures Contracts determined on CPER’s Selection Date.

SCI Total Return Calculation

The value of the SCI on any business day is equal to the product of (i) the value of the SCI on the immediately preceding business day multiplied by (ii) one plus the sum of the day’s returns for another version of the SCI known as the SummerHaven Dynamic Copper Index Excess Return (“SCI ER”) (explained below) and one business day’s interest from the hypothetical Treasury Bill portfolio. The value of the SCI will be calculated and published by the NYSE Arca.

SCI Base Level

The SCI was set to 100 on January 2, 1991.

SCI ER Calculation

The total return of the SCI ER reflects the percentage change of the market values of the underlying commodity futures. During the Rebalancing Period, the SCI changes its contract holdings and weightings during a four day period. The value of the SCI ER at the end of a business day “t” is equal to the SCI ER value on day “t -1” multiplied by the sum of the daily percentage price changes of each commodity future factoring in each respective commodity future’s notional holding on day “t -1”.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, CPER or USCF has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

63

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

CPER uses the following sales material it has prepared:

•	CPER’s website, www.uscfinvestments.com; and
•	CPER Fact Sheet found on CPER’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

INTELLECTUAL PROPERTY

USCF owns trademark registrations for CPER UNITED STATES COPPER INDEX FUND (and Design) (U.S. Reg. No. 4440922) for “Financial investment services in the field of copper futures contracts, cash-settled options on copper futures contracts, forward contracts for copper, over-the-counter transactions based on the price of copper, and indices based on the foregoing,” in use since September 30, 2012, CPER UNITED STATES COPPER INDEX FUND (and Mining Design) (U.S. Reg. no. 4304002) for “Fund investment services,” in use since November 15, 2011, UNITED STATES COPPER INDEX FUND (U.S. Reg. No. 4270057) for “Fund investment services,” in use since November 15, 2011, and THE FIRST COPPER ETF, (U.S. Reg. No. 4472746).

USCF owns trademark registrations for USCF (U.S. Reg. No. 3638987) for “Fund investment services,” in use since June 24, 2008, and USCF UNITED STATES COMMODITY FUNDS LLC & Design (U.S. Reg. No. 4304004) for “Fund investment services,” in use since June 24, 2008. USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. USCF has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of CPER a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, CPER or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, CPER and the shares can also be obtained from CPER’s website, www.uscfinvestments.com. CPER’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. USCF will file an updated prospectus annually on behalf of the Trust and CPER pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

64

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, CPER’s operations, USCF’s plans and references to CPER’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses USCF has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors Involved with an Investment in CPER” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments USCF anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, CPER’s operations or the value of CPER’s shares.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 11, 2016; and

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of these filings at no cost, upon written or oral request at the following address or telephone number:

United States Commodity Index Funds Trust

Attention: John P. Love

1999 Harrison Street, Suite 1530

Oakland, CA 94612

(510) 522-9600

We make our electronic filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Privacy Policy

CPER and USCF may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of CPER.

65

CPER and USCF do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, CPER and USCF restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

CPER and USCF maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom CPER and USCF share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of CPER and USCF’s current Privacy Policy is provided to investors annually and is also available upon request.

66

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth after such term:

1933 Act: The Securities Act of 1933.

Administrator: Brown Brothers Harriman & Co., Inc.

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to CPER.

Benchmark Component Copper Futures Contracts: The two or three Eligible Copper Futures Contracts that make up the SCI at any one time.

BNO: United States Brent Oil Fund, LP.

Business Day: Any day other than a day when the COMEX, NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Eligible Copper Futures Contract is traded is closed for regular trading.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is submitted to a central clearinghouse after it is either traded OTC or on an exchange or other trading platform.

COMEX: Commodity Exchange, Inc.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor or CTA: Subject to certain exceptions set forth in the Commodity Exchange Act, any person who for compensation or profit, (i) engages in the business of advising others, either directly or through publications, writings, or electronic media, as to the value of or the advisability of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market, or (ii) as part of a regular business, issues or promulgates analyses or reports concerning any of the activities referred to in (i).

Copper Interests: Benchmark Component Copper Futures Contracts and Other Copper-Related Investments.

CPER: United States Copper Index Fund.

Creation Basket: A block of 50,000 shares used by CPER to issue shares.

Custodian: Brown Brothers Harriman & Co., Inc.

DNO: United States Short Oil Fund, LP.

Dodd-Frank Act: The Dodd-Frank Wall Street Reform and Consumer Protection Act that was signed into law July 21, 2010.

A-1

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

Eligible Copper Futures Contracts: Futures contracts for copper that are traded on the COMEX.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Related Position (EFRP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (OTC) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFRP can include swaps, swap options, or other instruments traded in the OTC market. In order for an EFRP transaction to take place, the OTC side and futures components must be “substantially similar” in terms of either value or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFRPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Exchanges: The COMEX or other futures exchanges that trade copper.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

LME: London Metal Exchange.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

NAV: Net asset value of CPER.

NFA: National Futures Association.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Copper-Related Investments: Contracts and instruments based on the Eligible Copper Futures Contracts or copper, such as cash-settled options, forward contracts, cleared swap contracts and OTC transactions.

OTC Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded OTC or off organized exchanges.

Redemption Basket: A block of 50,000 shares used by CPER to redeem shares.

Related Public Funds: United States 12 Month Natural Gas Fund, LP (“UNL”); United States 12 Month Oil Fund, LP (“USL”); United States Brent Oil Fund, LP (“BNO”); United States Diesel-Heating Oil Fund, LP (“UHN”); United States Gasoline Fund, LP (“UGA”); United States Oil Fund, LP (“USO”); United States Short Oil Fund, LP (“DNO”); United States Natural Gas Fund, LP (“UNG”) and other series of United States Commodity Index Funds Trust-United States Agriculture Index Fund (“USAG”); and United States Commodity Index Fund (“USCI”).

Selection Date: The last business day of the calendar month with respect to CPER.

SCI: The SummerHaven Copper Index Total Return owned and maintained by SummerHaven Index Management, LLC.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

A-2

Shareholders: Holders of units.

Shares: Common shares representing fractional undivided beneficial interests in CPER.

SHIM: SummerHaven Index Management, LLC.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

SummerHaven: SummerHaven Investment Management, LLC.

Swap Contract: Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Swap transactions that are not cleared through central counterparties are called “uncleared” or OTC swaps.

Tracking Error: Possibility that the daily NAV of a Fund will not track the Applicable Index.

Trading Advisor: SummerHaven Investment Management, LLC.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: United States Commodity Index Funds Trust.

Trust Agreement: The Third Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of March 22, 2013.

UGA: United States Gasoline Fund, LP.

UHN: United States Diesel-Heating Oil Fund, LP.

UNG: United States Natural Gas Fund, LP.

UNL: United States 12 Month Natural Gas Fund, LP.

USAG: United States Agriculture Index Fund.

USCF: The sponsor of CPER, United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of CPER and other Funds.

USCI: United States Commodity Index Fund.

USL: United States 12 Month Oil Fund, LP.

USO: United States Oil Fund, LP.

Valuation Day: Any day as of which CPER calculates its NAV.

You: The owner of shares.

A-3

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the shares pursuant to the prospectus contained in this registration statement.

Amount SEC registration fee (actual)	$135,975
NYSE Arca Listing Fee (actual)	$7,500
FINRA filing fees (actual)	N/A
Blue Sky expenses	N/A
Auditor’s fees and expenses (estimate)	$41,000
Legal fees and expenses (estimate)	$60,000
Printing expenses (estimate)	$60,000
Total	$304,475

Item 14.    Indemnification of Directors and Officers

The Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the United States Commodity Index Funds Trust (the “Trust”), United States Copper Index Fund (“CPER”), or to any unitholder for any loss suffered by the Trust or CPER which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or CPER and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or CPER, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or CPER, as applicable and has determined, in good faith, that such course of conduct was in the best interests of the Trust or CPER, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust’s Amended and Restated Trust Agreement (“Trust Agreement”) on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any unitholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

II-1

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for to the extent resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Item 15.    Recent Sales of Unregistered Securities

None.

Item 16.    Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1 (2)	Certificate of Statutory Trust of the registrant.

3.2(8)	Third Amended and Restated Declaration of Trust and Trust Agreement.

3.3 (1)	Sixth Amended and Restated Limited Liability Company Agreement of USCF.

5.1(8)	Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Shares.

8.1(8)	Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.

10.1 (8)	Form of Authorized Participant Agreement.

10.2 (4)	Marketing Agent Agreement.

10.3 (4)	Custodian Agreement.

10.4 (4)	Administrative Agency Agreement.

10.5 (3)	Licensing Agreement.

10.6 (3)	Advisory Agreement.

10.7 (5)	Amendment No. 1 to Licensing Agreement.

10.8 (5)	Amendment No. 1 to Advisory Agreement.

10.9 (5)	Amendment No. 2 to Licensing Agreement.

10.10 (5)	Amendment No. 2 to Advisory Agreement.

10.11 (6)	Amendment No. 3 to Licensing Agreement.

10.12 (6)	Amendment No. 3 to Advisory Agreement.

10.13 (7)	Amendment Agreement to Marketing Agent Agreement.

10.14 (7)	Amendment Agreement to Custodian Agreement.

10.15 (7)	Amendment Agreement to Administrative Agency Agreement.

23.1(a) (8)	Consent of Sutherland Asbill & Brennan LLP (incorporated by reference to exhibit 8.1 hereto).

23.1 (b) (8)	Consent of Richards, Layton & Finger, P.A. (incorporated by reference to exhibit 5.1 hereto).

23.2 (b)*	Consent of independent registered public accounting firm.

*	Filed Herewith.

II-2

(1)	Incorporated by reference to the Annual Report on Form 10-K for the United States Commodity Index Funds Trust for the year ended December 31, 2015 filed on March 11, 2016.
(2)	Incorporated by reference to the initial Registration Statement on Form S-1 (File No. 333-164024) filed on December 24, 2009.
(3)	Incorporated by reference to Amendment No. 4 to the Registration Statement on Form S-1/A (File No. 333-164024) filed on June 21, 2010.
(4)	Incorporated by reference to Amendment No. 5 to the Registration Statement on Form S-1/A (File No. 333-164024) filed on July 23, 2010.
(5)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-170844) filed on November 26, 2010.
(6)	Incorporated by reference to the Quarterly Report on Form 10-Q for the United States Commodity Index Funds Trust for the period ending June 30, 2011, filed on August 15, 2011.
(7)	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-170844) filed on August 31, 2011.
(8)	Incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement filed on Form S-1 (File No. 333-195027) filed on March 31, 2016.

Item 17.    Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-3

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with the Sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on April 28, 2016.

UNITED STATES COMMODITY INDEX FUNDS TRUST

By:	United States Commodity Funds LLC as General Partner

By:	/s/ John P. Love
John P. Love
President and Chief Executive Officer of
United States Commodity Funds LLC

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ John P. Love	President and Chief Executive Officer	April 28, 2016
John P. Love	(Principal Executive Officer)

/s/ Stuart P. Crumbaugh	Chief Financial Officer	April 28, 2016
Stuart P. Crumbaugh	(Principal Financial and Accounting Officer)

*	Management Director	April 28, 2016
Nicholas D. Gerber

*	Management Director	April 28, 2016
Melinda Gerber

*	Management Director	April 28, 2016
Andrew F. Ngim

*	Management Director	April 28, 2016
Robert L. Nguyen

*	Independent Director	April 28, 2016
Peter M. Robinson

*	Independent Director	April 28, 2016
Gordon L. Ellis

*	Independent Director	April 28, 2016
Malcolm R. Fobes III

*Signed by John P. Love pursuant to a power of attorney signed by each individual on March 31, 2016.

II-5